EXHIBIT 10.1


CONFIDENTIAL: THIS DOCUMENT IS PROVIDED FOR SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROTECTIONS OF FEDERAL RULE OF EVIDENCE 408 AND ALL SIMILAR PROVISIONS AND SUPPORTING AUTHORITIES.



                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement") is made as of this 20th day of March, 2000, by and among (a) SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust ("SNH") and its wholly-owned subsidiary, SPTMNR PROPERTIES TRUST, a Maryland real estate investment trust ("SPTMNR"), (b) FIVE STAR QUALITY CARE, INC., a Delaware corporation (the "New Manager"), (c) SHOPCO-AZ, LLC, SHOPCO-CA, LLC, SHOPCO-COLORADO, LLC and SHOPCO-WI, LLC, each of which is a Delaware limited liability company (collectively, the "New Operators" and, together with SNH, SPTMNR and the New Manager, collectively, the "SNH Entities"), and (d) MARINER POST-ACUTE NETWORK, INC., a Delaware corporation (f/k/a Paragon Health Network, Inc.) ("Mariner"), GRANCARE, INC. (f/k/a New GranCare, Inc.), a Delaware corporation ("GranCare"), AMS PROPERTIES, INC., a Delaware corporation ("AMS Properties") and GCI HEALTH CARE CENTERS, INC., a
Delaware corporation ("GCIHCC" and, together with Mariner, GranCare and AMS Properties, collectively, the "Mariner Entities").

                                   WITNESSETH:

         WHEREAS, SPTMNR is the owner of all of the real property, buildings, plant and equipment and certain of the personal property used in connection with the operation of various health care and health care related facilities (as further defined and described herein, the "Facilities"); and

         WHEREAS, pursuant to the Master Lease (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in Article 1 hereof), SPTMNR leases the Facilities to AMS Properties and GCIHCC; and

         WHEREAS, pursuant to the Christopher East Note, AMS Properties agreed to pay to SPTMNR certain amounts as further described therein; and

         WHEREAS, pursuant to the GranCare Guaranties, GranCare guaranteed the payment and performance of each and every obligation and liability of AMS Properties and GCIHCC (each of which is a wholly-owned subsidiary of GranCare) to SPTMNR; and

         WHEREAS, pursuant to the Mariner Guaranty, Mariner guaranteed the payment and performance of each and every obligation and liability of GranCare (a wholly-owned subsidiary of Mariner), AMS Properties and GCIHCC to SPTMNR; and

         WHEREAS, pursuant to that certain Collateral Pledge Agreement dated as of October 31, 1997, Mariner secured the Mariner Guaranty with $15,000,000.00 in cash (the "Security Deposit"); and

         WHEREAS, pursuant to that certain Amended and Restated HRP Shares Pledge Agreement, dated as of June 30, 1992 by AMS Properties (the "Share Pledge Agreement"), AMS reaffirmed its pledge of 1,000,000 common shares of beneficial interest, $.01 par value, of HRPT Properties Trust (f/k/a Health and Rehabilitation Properties Trust), a Maryland real estate investment trust ("HRP"), which pledge also extends to 100,000 common shares of beneficial interest, $.01 par value, of SNH which were distributed as a distribution in respect of such HRP shares (collectively, the "Pledged Shares"), which Pledged Shares are currently held by REIT Management & Research, Inc., a Delaware corporation and the successor in interest to HRPT Advisors, Inc. ("RMR") as such pledgeholder; and

         WHEREAS, the Mariner Entities have filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 et. seq., as amended (the "Bankruptcy Code") on January 18, 2000 (the "Petition Date"), before the United States Bankruptcy Court for the District of Delaware (the "Court"), Case Nos. 00113 through 00214 (collectively, the "Cases"), which Cases are currently pending and are being jointly administered; and

         WHEREAS, the Mariner Entities wish to liquidate and terminate their obligations to the SNH Entities under the Existing Documents in an orderly fashion, and to cease operating and/or managing the Retained Facilities, and, in furtherance thereof, the Mariner Entities have requested that, among other things, the SNH Entities accept the surrender of the Master Lease and convey to the Mariner Entities all of the SNH Entities' right, title and interest in and to the Transferred Facilities; and

         WHEREAS, the SNH Entities are willing to accept the surrender of the Master Lease and to convey to the Mariner Entities all of their right, title and interest in and to the Transferred Facilities, subject to, and upon, the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 The following capitalized terms shall have the meanings set forth below:

         "Agreement"  shall  mean  this  Settlement  Agreement,   including  all
Appendices, Schedules and Exhibits thereto, as it and they may be amended from time to time as herein provided.

         "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

         "Christopher East Note" shall mean a Promissory Note, dated as of March 28, 1992, made by AMS Properties, in favor of HRP, in the original principal amount of $1,250,000.

         "Consumables" shall mean, with respect to any Facility, all inventory and consumables, including, without limitation, food, central supplies, unopened linens and housekeeping supplies and other consumables, customarily used or consumed in the day-to-day operation of such Facility.

         "Contracts" shall mean, with respect to any Facility, each instrument, contract and agreement to which the Mariner Operator of such Facility is a party that directly benefits, relates to or affects (i) such Facility, or (ii) the operation of or the provision of services in conjunction with such Facility.

         "Cross-Default/Cross-Collateralization Agreement" shall mean that certain Guaranty, Cross-Default and Cross-Collateralization Agreement by AMS Properties and GCIHCC, dated as of June 30, 1992, pursuant to which AMS Properties and GCIHCC cross-defaulted, cross-collateralized and guaranteed each other's obligations to SPTMNR.

         "Employee Accruals" shall mean, with respect to any Facility, all Employee Benefits which have been or would have been earned, accrued and/or payable in accordance with existing employee benefit plans, or shall be or would be earned, accrued and/or payable in accordance with existing employee benefit plans, but which remain unpaid with respect to or for any period ending prior to the Effective Time.

         "Employee  Benefits"  shall mean,  with  respect to any  Facility,  all wages, salary, health insurance coverage, disability coverage, severance pay, withholding, social security or other employment taxes, vacation and sick pay, bonuses, commissions, pensions, profit sharing, stock option or other arrangements or other fringe benefits or other employee benefit plans, practices or arrangements, whether written or oral, covering any present or former employee of such Facility as of the moment preceding the Effective Time, whether or not yet payable.

         "Facility" shall mean, as the context may require, any or all of the Retained Facilities, the Subleased Facilities and the Transferred Facilities.

         "Fresno Facility" shall mean that certain Facility having an address of 577 South Peach Avenue, Fresno, California.

         "Fresno Sublease" shall mean a Sublease, dated March 31, 1993, between AMS Properties, as sublandlord, and Covenant Care, Inc., as subtenant and successor by assignment from Pleasant Care Corporation.

         "Governmental Authority" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever, of any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         "GranCare Guaranties" shall mean, collectively, various guaranty agreements, including, without limitation, a certain guaranty, dated as of October 31, 1997, pursuant to which GranCare guaranteed the payment and performance of each and every obligation and liability of AMS Properties and GCIHCC (each of which is a wholly-owned subsidiary of GranCare) to SPTMNR.

         "Hazardous Substances" shall mean any hazardous substances (as defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as now in effect), hazardous wastes (as defined by the Resource Conservation and Recovery Act ("RCRA"), as now in effect), pollutants or contaminants, oils, radioactive materials, asbestos in any form or condition, or any pollutants or contaminants or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirements relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, all as now in effect.

         "Mariner Entities' Guaranties" shall mean, as the context may require, any or all of the Cross-Default/Cross-Collateralization Agreement, the GranCare Guaranties and the Mariner Guaranty.

         "Mariner Guaranty" shall mean that certain guaranty, dated as of October 31, 1997, pursuant to which Mariner guaranteed the payment and performance of each and every obligation and liability of GranCare (a wholly-owned subsidiary of Mariner), AMS Properties and GCIHCC to SPTMNR.

         "Mariner Operator" shall mean, with respect to any Facility, the Mariner Entity that operates such Facility and holds the Permits for such Facility as of the Effective Time.

         "Master Lease" shall mean that certain master lease to which SPTMNR, AMS Properties and GCIHCC are parties, which Master Lease is comprised of: (i) a Master Lease Document General Terms and Conditions dated as of December 28, 1990 and entered into by and between HRP and AMS Properties; (ii) a Master Lease Document General Terms and Conditions dated as of June 30, 1992 and entered into by and between HRP and GCIHCC; (iii) twenty-six (26) facility lease supplements, some of which are dated as of December 28, 1990, some of which are dated as of March 27, 1992, some of which are dated June 30, 1992 and others of which are dated as of June 29, 1998, all as entered into pursuant to the documents described in preceding clauses (i) and (ii); and (iv) the Cross-Default/Cross-Collateralization Agreement, all as amended to date.

         "Permits" shall mean, with respect to any Facility, all licenses, approvals, certificates of need, determinations of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations benefiting, relating to or affecting the operation of such

Facility or the operation of programs or provision of services in conjunction with such Facility, issued by or entered into with any Governmental Authority, Third Party Payor or accreditation body (including, without limitation, the Provider Agreements), and all renewals, replacements and substitutions therefor.

         "Permitted Encumbrances" shall mean, with respect to any Facility, all Permitted Personal Property Encumbrances and all Permitted Real Property Encumbrances for such Facility.

         "Permitted Personal Property Encumbrances" shall mean, (i) with respect to any personal property present at or used in connection with the operation of any Transferred Facility, any and all security interests and liens affecting such personal property other than those arising by, through or under, any SNH Entity (except that those security interests and liens arising by, through or under, any SNH Entity as a result of a Mariner Entity's failure to pay or perform any obligation required to be paid by it as lessee under the Master Lease prior to the Effective Time shall be Permitted Personal Property Encumbrances), and (ii) with respect to any personal property present at or used in connection with the operation of any Retained Facility, those security interests and liens listed in Schedule 1.1.1 attached hereto (and specifically excluding, without limitation, any security interests and liens arising by, through or under any Mariner Entity, or which has been granted by order of the Court).

         "Permitted Real Property Encumbrances" shall mean, (i) with respect to the real property and the improvements at each Transferred Facility, any and all liens and encumbrances affecting such real estate and improvements other than those arising by, through or under, any SNH Entity (except that those liens and encumbrances arising by, through or under any SNH Entity as a result of any Mariner Entity's failure to pay or perform any obligation required to be paid by it as lessee under the Master Lease prior to the Effective Time (such as, without limitation, the obligation to pay real estate taxes thereunder), shall be Permitted Real Property Encumbrances), and (ii) with respect to the real property and the improvements at any Retained Facility, those liens and encumbrances affecting such real property and improvements existing at the time the applicable SNH Entity acquired title to such Retained Facility or those liens and encumbrances arising by, through or under, any SNH Entity (except that those liens and encumbrances arising by, through or under any SNH Entity as a result of any Mariner Entity's failure to pay or perform any obligation required to be paid by it as lessee under the Master Lease prior to the Effective Date (such as, without limitation, the obligation to pay real estate taxes thereunder)), and specifically excluding, without limitation, those liens and encumbrances arising by, through or under any Mariner Entity, or which have been granted by order of the Court.

         "Person" shall mean all individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities and other entities of every kind and nature.

         "Pre-Closing Obligations" shall mean, with respect to any Facility, all debts, liabilities and obligations, whether known or unknown, absolute, mature or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct or indirect or otherwise (including, without limitation, payroll, accrued vacation and other employee benefits and obligations and all other accrued, vested and unpaid obligations of any kind and all Employee Accruals) relating to such Facility, and/or arising under any Permits or Contracts or under any other agreements or instruments (including under Provider Agreements or otherwise under Third Party Payor Programs), or relating to the management or operation of such Facility, or arising out of the acts or omissions of any Mariner Entity, in each case arising out of or attributable to conditions or events occurring prior to the Effective Time (including, without limitation, those obligations and liabilities described in Section 10.4 hereof).

         "Provider Agreements" shall mean, with respect to any Facility, all participation, provider and reimbursement agreements or arrangements in effect for the benefit of or relating to or affecting the operation of any Facility, or the operation of programs or provision of services therein, relating to any right of payment or other claim arising out of or in connection with such Facility's participation in any Third Party Payor Program.

         "Retained Facility" shall mean, collectively, the health care and health care related facilities described in Schedule 1.1.2 hereto, which facilities shall be retained by SPTMNR pursuant to this Agreement.

         "Settlement Documents" shall mean, collectively, this Agreement and each agreement, undertaking or instrument delivered pursuant to Article 3 and
Article 6 hereof.

         "South Dakota Facilities" shall mean that certain Facility having an address of 3600 S. Norton, Sioux Falls, South Dakota, together with that certain Facility located at 15th and Michigan and/or 1251 Arizona SW in Huron, South Dakota.

         "South Dakota Subleases" shall mean, collectively, (i) a Sublease, dated as of March 31, 1994, between GCIHCC, as sublandlord, and HealthQuest, Inc., as subtenant, and (ii) a Sublease, dated as of May 1, 1994, between GCIHCC, as sublandlord, and HealthQuest, Inc., as subtenant.

         "Subleased Facilities" shall mean, collectively, the health care and health care related facilities described in Schedule 1.1.3 hereto, which facilities are currently subleased by AMS Properties or GCIHCC pursuant to the Subleases.

         "Subleases" shall mean, as the context may require, any or all of the Fresno Sublease and the South Dakota Subleases.

         "Subtenants" shall mean (i) with respect to the Fresno Facility, Covenant Care, Inc., and (ii) with respect to the South Dakota Facilities, HealthQuest, Inc.

         "Third Party Payor Programs" shall mean all third party payor programs in which any Facility participates, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue

Cross and/or Blue Shield, TriCare, managed care plans, other private insurance programs, workers compensation and employee assistance programs.

         "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, TriCare, private insurers and any other Person which maintains Third Party Payor Programs.

         "Transferred Facilities" shall mean, collectively, the health care and health care related facilities described in Schedule 1.1.4 hereto, which facilities shall be transferred by SPTMNR to the Mariner Entities pursuant to this Agreement.

         1.2 The following terms shall have the meanings set forth in the sections of this Agreement referred to below:

Defined Term:                                               Defined In:
AMS Properties                                              Introduction
Account Transfer Time                                       Section 10.3
Agreed Deficiency                                           Section 4.1
Agreement                                                   Introduction
Approval Order                                              Section 2.2
Bankruptcy Code                                             Recitals
Cases                                                       Recitals
Chase                                                       Section 6.15
Court                                                       Recitals
Damages                                                     Section 10.5
Effective Time                                              Section 5.1
Exchange Act                                                Section 13.8
Existing A/R Accounts                                       Section 10.3
Existing Documents                                          Section 2.1
Existing Mariner Obligations                                Section 2.1
Facilities                                                  Recitals
GCIHCC                                                      Recitals
GranCare                                                    Introduction
HRP                                                         Recitals
Indemnitee                                                  Section 10.5
Interim Management Agreement                                Section 3.5
Interim Occupancy Agreement                                 Section 3.5
Mariner                                                     Introduction
Mariner Entities                                            Introduction
NYSE Requirements                                           Section 13.8
New A/R Accounts                                            Section 10.3
New Manager                                                 Introduction
New Operators                                               Introduction
Outside Effective Time                                      Section 5.1
Petition Date                                               Recitals

Pledged Shares                                              Recitals
Post-Effective A/R                                          Section 10.3
RMR                                                         Recitals
SNH                                                         Introduction
SNH Declaration                                             Section 13.10
SNH Entities                                                Introduction
SPTMNR                                                      Introduction
SPTMNR Declaration                                          Section 13.11
Security Deposit                                            Recitals
Share Pledge Agreement                                      Recitals
Title Commitments                                           Section 7.5
Transaction Approval Motion                                 Section 2.2
Transferred Facilities                                      Recitals
Transferred Real Estate                                     Section 3.6
True-Up Time                                                Section 10.2.2

                                    ARTICLE 2

                          ACKNOWLEDGMENT OF OBLIGATIONS

         2.1 Mariner Obligations. Each of the Mariner Entities hereby acknowledges that, subject to the effect of the filing of the Cases, it is unconditionally liable to SPTMNR for the full and immediate payment and performance of each of the obligations under the terms of the Master Lease and the other documents, instruments and agreements listed in Schedule 2.1 hereto (collectively, the "Existing Documents"), plus all charges that may arise under the various documents executed or delivered by any of the Mariner Entities evidencing or relating to such obligations, plus all costs of collection incurred in connection with such obligations by the SNH Entities and the reasonable fees and expenses incurred by attorneys for the SNH Entities (hereinafter all such obligations are referred to as the "Existing Mariner
Obligations"), and that none of the Mariner Entities has any defenses, counterclaims or set-offs with respect to the full and immediate payment of any or all of the Existing Mariner Obligations other than as may arise by reason of the filing of the Cases.

         2.2 Court Approval. Promptly following execution of this Agreement by all parties and otherwise within fifteen (15) Business Days after such date, the Mariner Entities will file a motion with the Court seeking authority to proceed with the transactions and other matters provided for in this Agreement (the "Transaction Approval Motion"), together with a proposed form of order (the "Approval Order") and the Approval Order shall be in a form, and include such provisions, as the SNH Entities and the Mariner Entities may deem appropriate under the circumstances.

                                    ARTICLE 3

                   TRANSACTIONS TO OCCUR AT THE EFFECTIVE TIME

         At the Effective Time, the parties hereto shall effect the following transactions:

         3.1 Surrender of Master Lease. AMS Properties and GCIHCC shall assume, assign and surrender to the New Operator designated by SPTMNR all of AMS Properties' and GCIHCC's right, title and interest in, to and under the Master Lease, and such New Operator shall accept such assignment and surrender, whereupon all of AMS Properties' and GCIHCC's rights and obligations thereunder (and the rights and obligations of the Mariner Entities under the Mariner Entities' Guaranties) shall terminate. All cure payments allocable to pre-Petition Date periods will be waived.

         3.2 Transfer of Personal Property, Etc. AMS Properties and/or GCIHCC (as applicable) shall, whether by assignment or by assumption and assignment, assign to the New Operator designated by SPTMNR all of their right, title and interest in and to any tangible and associated intangible personal property (including, without limitation, all furniture, furnishings, fixtures, equipment (not including cash and account receivables but including any Consumables and computer equipment) and, subject to and upon the terms and conditions of any applicable licensing agreements with respect thereto, all software and other software licenses used in the normal course of business operations at the Retained Facilities. The SNH Entities acknowledge and agree that the terms of certain site licenses entered into between the Mariner Entities and Microsoft Corporation and other software licenses for non-proprietary software prohibit the assignment and transfer of those licenses to the SNH Entities. The Mariner Entities and the SNH Entities further agree to enter into licensing agreements, in a form and substance reasonably satisfactory to both parties, to permit the SNH Entities to use and operate certain clinical software which has been internally developed by the Mariner Entities to assist in the operation of the Retained Facilities including, without limitation, those software programs which are used to track the Minimum Data Set of Medicaid Statistics for each patient in the Retained Facilities.

         3.3. Transfer of Contracts and Permits. AMS Properties and/or GCIHCC (as applicable) shall assume and assign, set over and transfer to the New Manager or New Operator all of their right, title and interest in and to (i) all of the Subleases (other than the right, title and interest of GCIHCC in and to the Tenant Purchase and Sale Agreement referred to in each of the South Dakota Subleases, or in and to any promissory note delivered by any Subtenant pursuant thereto or otherwise delivered in connection with any such Subleases), (ii) to the extent permitted by law, all of the Permits with respect to the Retained Facilities that the New Manager or the New Operators elect to assume, and (iii) all of the Contracts with respect to the Retained Facilities that the New Manager or the New Operators elect to assume as provided in Section 10.7 hereof, but specifically excluding, in each of the immediately preceding clauses (i),
(ii) and (iii) any Pre-Closing Obligations (except, in the case of the Contracts, as otherwise provided in Section 10.7 hereof).

         3.4 Transfer and Release of Certain Collateral. The Mariner Entities shall transfer and assign to SPTMNR, all of their right, title and interest in and to (a) the Security Deposit and (b) the Pledged Shares and the proceeds thereof, and the SNH Entities shall release to GranCare, free and clear of all liens, claims and encumbrances arising by, through or under any SNH Entity, any pledges of any stock of AMS Properties or GCIHCC or other collateral securing the Master Lease or any related guaranties, including, without limitation, any interest in accounts receivable arising prior to the Effective Time.

         3.5 Interim Management and Interim Occupancy Agreements. The Mariner Operators shall enter into an interim management agreement (an "Interim Management Agreement"), substantially in the form attached as Schedule 3.5-A hereto, with respect to the Retained Facilities with the New Manager under which, to the extent and subject to the limitations imposed by applicable licensure and certificate or determination of need laws and regulations, each Mariner Operator shall agree to perform certain management services described therein with respect to the operation of the Retained Facilities and, subject to the control and direction of the Mariner Operators, as current licensees, the New Manager may assume responsibility for certain of such services, pending receipt by the New Manager and/or New Operator, as the case may be, of all licenses, certificates, permits and approvals necessary to assume direct operating control of such Retained Facility. The Mariner Operators also shall enter into an interim occupancy agreement (an "Interim Occupancy Agreement"), substantially in the form attached at Schedule 3.5-B hereto, with respect to each of the Retained Facilities with the appropriate New Operator, which shall provide that during the term of such Interim Occupancy Agreement, such Mariner Operator shall continue to occupy such Retained Facility and have such control over such Retained Facility as is necessary to comply with applicable licensure and certificate of need statutes and regulations.

         3.6 Conveyance of Transferred Facilities. Each SNH Entity shall (i) convey all of its respective right, title and interest, if any, in and to the parcels of real property described in Schedule 3.6, together with all improvements thereon (collectively, the "Transferred Real Estate"), to AMS Properties or its designee, and (ii) transfer and assign to AMS Properties or its designee all of its right, title and interest, if any, in and to all tangible and incorporated intangible personal property (including, without limitation, all furniture, furnishings, fixtures and equipment) present at or used in connection with the operation of the nursing facility located on the Transferred Real Estate, in each case free and clear of all liens, claims and encumbrances, except Permitted Encumbrances. All deeds, bills of sale, assignments and other instruments of transfer or releases necessary to effect such conveyances shall expressly state that they are made without representations and warranties, express or implied, except as expressly set forth in this Agreement.

         3.7 Bankruptcy Code Provisions. Each of the transactions provided for in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall be completed in accordance with Sections 105, 363(b), (f), and (m), and 365 and 1146(c) of the Bankruptcy Code, as applicable, and the provisions of the Approval Order, with the SNH Entities receiving the full benefits and protections of such sections and the provisions of the Approval Order.

                                    ARTICLE 4

                                  CONSIDERATION

         4.1 Consideration. In consideration of the transfers and agreements described in Article 3 hereof, the SNH Entities agree, effective at the Effective Time, the obligations of the Mariner Entities for the payment of all amounts due and to become due under the Master Lease, the Christopher East Note, the GranCare Guaranties and the Mariner Guaranty, in each case as of the date hereof, are reduced to $1,200,000.00 in the aggregate (such amount, as it may be further reduced in accordance with the Interim Management Agreement, the "Agreed Deficiency"). Except for the payment of the Agreed Deficiency, and without limiting the obligations of the Mariner Entities hereunder and under the other Settlement Documents, all of the past, present or future liabilities and obligations of each of the Mariner Entities under the Existing Documents shall terminate.

                                    ARTICLE 5

                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated by this Agreement shall be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or at such other location as the parties may agree upon in writing, at 10:00 a.m., local time, on April 12, 2000 (the "Effective Time"); provided, however that, in the event that the conditions set forth in Article 6 hereof shall not be satisfied as of the Effective Time, the SNH Entities shall have the right, by notice in writing to the Mariner Entities, to extend the Effective Time from time to time to no later than 10:00 a.m., local time, on July 1, 2000 (the "Outside Effective Time"), in order to satisfy such conditions, or in the event that the conditions set forth in
Article 7 hereof shall not be satisfied as of the Effective Time, the Mariner Entities shall have the right, by notice in writing to the SNH Entities, to extend the Effective Time from time to time to no later than the Outside Effective Time in order to satisfy such conditions.

                                    ARTICLE 6

               CONDITIONS PRECEDENT TO OBLIGATIONS OF SNH ENTITIES

         The obligation of the SNH Entities to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 6. The determination that any condition set forth in this Article 6 has been satisfied or has not been satisfied shall be made by the SNH Entities in their sole discretion (unless otherwise expressly provided herein, such as in Section 6.2 and Section 6.12 hereof).

         6.1 Trustee Approval. This Agreement and each of the transactions contemplated hereby shall have been approved by the Board of Trustees of SNH and by each of the "Independent Trustees" of SNH. The Independent Trustees of SNH are those trustees who are not affiliated with RMR. The SNH Entities shall notify the Mariner Entities if the Board of Trustees or any of the "Independent Trustees" do not approve of this Agreement and each of the transactions contemplated hereby on or before March 31, 2000.

         6.2 Documentation. All documentation evidencing or implementing the transactions contemplated by this Agreement must be in form and substance reasonably satisfactory to the SNH Entities and their counsel.

         6.3 Lien Reports. With respect to each of the Retained Facilities, SPTMNR shall have received a satisfactory lien report showing that, as of the Effective Time, such Retained Facility is not subject to any liens, claims or encumbrances other than the Permitted Encumbrances.

         6.4 Receipt of Certain Permits and Approvals. The SNH Entities shall have received all necessary Permits and approvals from all federal, state and local regulatory agencies to enable them to: (a) accept the assignment and surrender of the Master Lease; (b) enter into the Interim Management Agreement and the Interim Occupancy Agreements with the Mariner Operators; and (c) do such other acts and enter into such other agreements as are necessary or desirable to carry out the intents and purposes of this Agreement.

         6.5 Due Diligence. The SNH Entities shall have completed such investigation and received such documentation and other assurances as they shall deem necessary, in their sole discretion, to assure themselves that there are no material impediments to the receipt by the SNH Entities of all licenses, certificates, permits and approvals necessary to lease and to operate, as licensee, and to manage, as manager, the Retained Facilities as they are currently operated, and to receive Medicare and Medicaid payments or reimbursements for services provided at each Retained Facility.

         6.6 Reports and Surveys. With respect to each of the Retained Facilities, the SNH Entities shall have received such reports, surveys and opinions as they shall have determined are necessary or desirable, including the following: updated title reports, licensure and Medicare/Medicaid survey reports and updated appraisals; each such report, survey and opinion shall be satisfactory to the SNH Entities in their sole discretion.

         6.7 No Litigation. Except as disclosed on Schedule 6.7 (and other than the Cases), there shall be no investigation, audit, governmental proceeding, suit or other litigation, pending or threatened, seeking to, or the effect of which would be to, enjoin, prevent or delay consummation of the transactions contemplated by this Agreement, attach or place a lien on any of the Facilities or any personal property or accounts receivable associated therewith or have a reasonable likelihood of resulting in a material reduction of Third Party Payments thereto, by withholding, offset, recoupment or reduction of prospective rates of payment, revoke, condition or limit any Permit or approval necessary to the operation thereof, or which would otherwise adversely affect the consummation of the transactions contemplated herein or interfere with any SNH Entity's ownership, lease, use, enjoyment or operation of the Retained Facilities.

         6.8 No Default. Consummation of the transactions contemplated in this Agreement shall not constitute, nor with the passage of time or giving of notice or both result in, a default or event of default under any agreement, contract, indenture, Permit, instrument or understanding to which any of the Mariner Entities or any of their subsidiaries is a party or by which it or any of its properties is bound and which is enforceable against the Mariner Entities in their capacity as debtors in possession.

         6.9 True and Complete Representation. All representations and warranties of each of the Mariner Entities hereunder and under the Settlement Documents shall be true, complete and correct in all material respects as of the date hereof and as of the Effective Time.

         6.10 Employment Matters. The SNH Entities shall have reviewed and approved the contracts and agreements listed in Schedule 9.15 hereof.


         6.11 Condition of Retained Facilities. Neither any asset to be conveyed or transferred to any SNH Entity pursuant to this Agreement nor the business conducted at any of the Retained Facilities shall have been adversely affected in any material way from the date hereof to the Effective Time, including, without limitation: by (a) any actual or threatened interference with use; (b) fire or other casualty or condemnation; (c) pending or threatened loss, revocation,  restriction  or  limitation,  including,  without  limitation,  any pending or threatened loss, revocation, restriction or limitation which is stayed pursuant to an order of the Bankruptcy Court, of any material license, certification or Permit; or (d) any other material operational matter. Between the date hereof and the Effective Time, each SNH Entity and its agents and consultants shall have been given all reasonable access to each Retained Facility to perform such investigations and due diligence as it deems appropriate to determine whether each condition precedent to its obligations hereunder has been satisfied.

         6.12 Opinions. The SNH Entities and each New Operator shall have received such opinions of counsel for the Mariner Entities as they shall reasonably request.

         6.13 Approval Order. The Court shall have entered the Approval Order and (a) no court of competent jurisdiction shall have entered an order staying the Approval Order pending appeal, or, in the event a stay of the Approval Order shall have been entered, then the stay shall have been terminated; (b) all appeal periods shall have expired with no appeal having been taken or all appeals shall have been dismissed, or the Approval Order shall have been affirmed, by final order no longer subject to appeal; or (c) if appealed, such appeal shall have otherwise been settled or resolved to the satisfaction of the SNH Entities or this condition shall have been waived by the SNH Entities. The Approval Order as entered by the Court shall contain no modifications unacceptable to the SNH Entities and shall include, without limitation, provisions as follows:

                  (i) Findings determining that notice of the Transaction Approval Motion and hearing thereon have been adequate under the circumstances;

                  (ii) Findings that the SNH Entities are good faith purchasers pursuant to 11 U.S.C.ss.363(m);

                  (iii) Findings that the consideration provided to the Mariner Entities by the SNH Entities is adequate;

                  (iv) Findings that proceeding with those matters provided for in the Agreement is in the best interest of the Mariner Entities and their respective creditors;

                  (v) Finding that Schedule 9.16, updated as appropriate, is a complete list of Employee Accruals;

                  (vi) Ordering that the transfer of the Retained Facilities and personal property present at or used in connection with the operation of the Retained Facilities is free and clear of all liens, claims, encumbrances and interests pursuant to Section 363(f) of the Bankruptcy Code, except for the Permitted Encumbrances;

                  (vii) Ordering that the transactions pursuant to the terms and conditions set forth in this Agreement are approved in all respects pursuant to Sections 363(b), 363(f), 365(b), 365(f) and 1146(c) of the Bankruptcy Code, and otherwise;

                  (viii) Ordering that all Medicare and Medicaid payments for services on or after the Effective Time shall be received by the respective Mariner Entities and delivered by each to the SNH Entities free and clear of any liens, claims, encumbrances or interests;

                  (ix) Ordering that none of the SNH Entities or their nominees shall have any liability for any Pre-Closing Obligations or other obligations of any Mariner Entity or their affiliates or subsidiaries (except as otherwise expressly provided for herein); and

                  (x) Ordering that, in consideration of, and upon, the SNH Entities' or their nominees' assuming the obligation to pay the Employee Accruals, the Mariner Entities shall pay to the SNH Entities the cash equivalent of such Employee Accruals.

         6.14 Notice. Within a reasonable time following the filing with the Court of the Approval Motion, and prior to the hearing and relevant objection date, the Mariner Entities shall have served notice of the Transaction Approval Motion in a form acceptable to the SNH Entities upon those persons mutually designated by both parties and shall publish the notice in such newspapers as mutually designated by both parties. The Mariner Entities shall pay the costs incurred in connection with providing notice to mutually-designated parties as aforesaid and the Mariner Entities and the SNH Entities shall each pay half the costs for publishing notices in mutually-designated newspapers as aforesaid. In addition, to the extent that the SNH

Entities shall request that any additional parties be served any such notices, or that any such notices be published in any additional newspapers, the Mariner Entities shall cooperate with the SNH Entities to accomplish the same, and the SNH Entities shall pay for all such costs in connection therewith.

         6.15 Chase/Lender Approval. The SNH Entities shall have received evidence satisfactory to them that the Chase Manhattan Bank, in its capacity as collateral agent for the Mariner Entities' pre-petition senior secured lenders and as agent for the Mariner Entities' debtor in possession lenders (in its capacities as the collateral agent and the debtor in possession agent, respectively, "Chase"), has consented to, or agreed not to object to, the transactions contemplated under this Agreement and all related documents.

         6.16 Hart-Scott-Rodino. There shall be no filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the consummation of the transactions contemplated by this Agreement or, if such a filing is required, all applicable consents shall have been obtained and the Mariner Entities shall have agreed to pay all reasonable costs incurred in connection with such filing.

                                    ARTICLE 7

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MARINER ENTITIES

         The obligation of each Mariner Entity to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 7. The determination that any condition set forth in this Article 7 has been satisfied or has not been satisfied shall be made by the Mariner Entities in their sole discretion (unless otherwise expressly provided herein, such as in Section 7.2 hereof).

         7.1 Receipt of Certain Permits. The Mariner Entities shall have received all Permits from all federal, state and local regulatory agencies to enable them to: (a) surrender the Master Lease; (b) enter into the Interim Management Agreement and the Interim Occupancy Agreements with the New Operators; and (c) do such other acts and enter into such other agreements as are necessary or desirable to carry out the intents and purposes of this Agreement.

         7.2 Documentation. All documentation evidencing or implementing the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Mariner Entities and their counsel.

         7.3 No Litigation. There shall be no investigation, governmental proceeding, suit or other litigation pending or threatened seeking to, or the effect of which would be to, enjoin, prevent or delay consummation of the transactions contemplated by this Agreement.

         7.4 Lien Reports. With respect to each of the Transferred Facilities, Mariner shall have received a satisfactory lien report showing that, as of the Effective Time, such Transferred

Facility is not subject to any liens, claims or encumbrances other than the Permitted Encumbrances.

         7.5 Title Commitments. The Mariner Entities shall have obtained title commitments (the "Title Commitments") committing to insure, at prevailing market rates, subject to standard exceptions but subject to no special exceptions for
(a) liens or encumbrances arising by or through SPTMNR, SNH, HRP or any other subsidiary of SNH or HRP (other than those consented to by Mariner or that are Permitted Encumbrances) or (b) mortgages, deeds of trust, attachments or similar liens securing payment obligations arising by or through SPTMNR, SNH, HRP or any other subsidiary of SNH or HRP (other than those that are Permitted Encumbrances).

         7.6  True  and  Complete   Representations.   All  representations  and
warranties of the SNH Entities shall be true, complete and correct in all material respects as of the date hereof and as of the Effective Time.

         7.7 Approval Order. The condition set forth in Section 6.13 shall have been satisfied.

         7.8 Chase/Lender Approval. The Mariner Entities shall have received evidence satisfactory to them that Chase has consented to, or agreed not to object to, the transactions contemplated under this Agreement and all related documents.

         7.9 Hart-Scott-Rodino. There shall be no filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the consummation of the transactions contemplated by this Agreement or, if such a filing is required, all applicable consents shall have been obtained and the Mariner Entities shall have agreed to pay all reasonable costs incurred in connection with such filing.

                                    ARTICLE 8

                 REPRESENTATIONS AND WARRANTIES OF SNH ENTITIES

         8.1 Reliance. Each of the SNH Entities, jointly and severally, hereby makes the representations and warranties set forth in this Article 8. Each of the SNH Entities expressly acknowledges and agrees that, notwithstanding any provision to the contrary in this or in any other agreement between or among the parties: (a) Mariner, AMS Properties, GCI and their respective affiliates are relying, may rely and are and shall be justified in relying on the following representations and warranties in entering into this Agreement and the other agreements and instruments referred to in, contemplated by, or executed in connection with this Agreement and the other Settlement Documents; (b) each of the following representations and warranties is made to induce the Mariner Entities and their respective affiliates to enter into and consummate the transactions contemplated by this Agreement and the other agreements referred to in or contemplated by this Agreement and the other Settlement Documents, and their respective affiliates, are and shall be beneficiaries of these representations and warranties; and (c) each of the following representations and warranties shall be a continuing representation and warranty and shall survive the closing of the transactions contemplated by this Agreement, the execution of any Settlement Documents, and performance thereunder.

         8.2 Organization. SPTMNR is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. SPTMNR has all requisite power and authority to carry on its business as such business is presently being conducted and, subject to approval of its Board of Trustees, to enter into this Agreement and to consummate the transactions contemplated hereby.

         8.3 Authorization. The execution, delivery and performance of this Agreement and each other Settlement Document and all transfers, conveyances, surrenders of leases, assignments and deliveries provided for herein have been duly authorized by all necessary corporate, partnership and stockholder action. This Agreement has been duly executed by each SNH Entity and constitutes the valid and binding obligation of each SNH Entity, enforceable in accordance with its terms.

         8.4 Successor to HRP. SPTMNR is the successor in interest to HRP under the Master Lease and the Existing Documents, it has assumed all of HRP's rights, duties and obligations under the Master Lease and the Existing Documents and HRP no longer has any rights or claims thereunder.

         8.5 Brokerage. The SNH Entities have not used the services of any broker or finder in connection with the transactions contemplated by this Agreement and they will indemnify and hold harmless the Mariner Entities from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with any of the SNH Entities.

         8.6 No Actions. There are no actions, proceedings, investigations or audits pending or threatened against any of the SNH Entities, before or by any court, arbitrator, administrative agency or other Governmental Authority which are expected, in the reasonable judgment of the executive officers of any of the SNH Entities, to materially and adversely affect the assets or the financial condition or operations of any of the SNH Entities, or their ability to carry out the transactions contemplated in this Agreement.

         8.7 TRANSFERRED FACILITIES CONVEYED "AS IS". THE MARINER ENTITIES ACKNOWLEDGE THAT THE TRANSFERRED REAL ESTATE BEING CONVEYED OR TRANSFERRED TO AMS PROPERTIES OR ITS DESIGNEE HEREUNDER IS BEING CONVEYED AND TRANSFERRED "AS IS, WHERE IS" WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, MERCHANTABILITY OR FITNESS FOR USE OF SUCH PROPERTY
AND NO SNH ENTITY HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, ANY OTHER REPRESENTATION OR WARRANTY, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER SETTLEMENT DOCUMENT. Without limiting the generality of the foregoing, except for representations and warranties expressly set forth in this Agreement or in any other Settlement Document, the transactions contemplated by this Agreement are without any statutory, express or implied warranty, representation, agreement, statement or expression of opinion on the part of any SNH Entity of or with respect to (i) the condition or title of the assets or any aspect thereof, including, without limitation, any and all statutory, express or implied representations or warranties related to suitability for habitation, merchantability or fitness for a particular use or purpose, (ii) the nature or quality of construction, structural design or engineering of the improvements located on the Transferred Real Estate, (iii) the quality of the labor or materials included in the improvements located on the Transferred Real Estate, (iv) the soil conditions, drainage, topographical features, flora, fauna or other conditions of or which affect the Transferred Real Estate, (v) any conditions at or which affect the Transferred Real Estate with respect to any particular use, purpose development potential or otherwise, (vi) area, size, shape, configuration, location, access, capacity, quantity, quality, cash flow, expenses, value, condition, make, model, composition, accuracy, completeness, applicability, assignability, enforceability, exclusivity, usefulness, authenticity or amount, (vii) any statutory, express, or implied, representations or warranties created by any affirmation of fact or promise, by any description of the assets or by operation of law, (viii) any environmental, structural, or other condition or hazard or the absence thereof heretofore, now, or hereafter affecting in any manner any of the Transferred Real Estate, and (ix) all other statutory, express or implied representations and warranties whatsoever.

                                    ARTICLE 9

             REPRESENTATIONS AND WARRANTIES OF THE MARINER ENTITIES

         9.1 Reliance. Each of the Mariner Entities, jointly and severally, hereby makes the representations and warranties set forth in this Article 9. Each of the Mariner Entities expressly acknowledges and agrees that, notwithstanding any provision to the contrary in this or in any other agreement between or among the parties, the New Manager and/or any New Operator or their respective affiliates: (a) SPTMNR, the New Manager, each New Operator and their respective affiliates are relying, may rely and are and shall be justified in relying on the following representations and warranties in entering into this Agreement and the other agreements and instruments referred to in, contemplated by, or executed in connection with this Agreement and the other Settlement Documents; (b) each of the following representations and warranties is made to induce the SNH Entities and their respective affiliates to enter into and consummate the transactions contemplated by this Agreement and the other agreements referred to in or contemplated by this Agreement and the other
Settlement Documents, and their respective affiliates, are and shall be beneficiaries of these representations and warranties; and (c) each of the following representations and warranties shall be a continuing representation and warranty and shall survive the closing of the transactions contemplated by this Agreement, the execution of any Settlement Documents, and performance thereunder.

         9.2 Organization. Each of the Mariner Entities is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the entry of the Approval Order, each of the Mariner Entities has full power, authority and legal right to execute, deliver and perform under this Agreement, to enter into the Interim Occupancy Agreements, Interim Management Agreement and the other Settlement Documents and to take all other actions necessary to carry out the intents and purposes of this Agreement.

         9.3 Authorization. The execution, delivery and performance of this Agreement and each other Settlement Document and all transfers, conveyances, surrenders of leases, assignments and deliveries provided for herein have been duly authorized by all necessary corporate, partnership and stockholder action. This Agreement has been duly executed by each Mariner Entity and, subject to the entry of the Approval Order, constitutes the valid and binding obligation of each Mariner Entity, enforceable in accordance with its terms.

         9.4 No Liabilities. None of the Mariner Entities has any liabilities which would impair or encumber title to, or materially adversely affect the Retained Facilities or their operations, whether absolute, contingent or fixed, liquidated or unliquidated, matured or not yet due, of any nature, including tax liabilities, other than liquidated, noncontingent liabilities incurred by the Mariner Entities in the ordinary course of their businesses. Each of the Mariner Entities has (a) filed all tax returns which it is required to file and (b) paid, or simultaneously with the closing will have paid, any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, or a regulation of any court, arbitrator, administrative agency or other Governmental Authority to which it may be subject which would, in each case, or in the aggregate, adversely affect the assets, business, prospects, operation or financial condition of any Retained Facility after the Effective Time.

         9.5 Personal Property. The Mariner Entities own all the tangible and intangible personal property necessary to operate each Retained Facility (other than those assets subject to personal property leases (complete and accurate copies of which shall be provided to the SNH Entities for review within fifteen
(15) Business Days of the execution hereof) and the tangible and intangible personal property necessary to operate the Subleased Facilities, which personal property is owned by the Subtenants at the Subleased Facilities) with the number of beds, and providing such services, as are described in Schedule 9.5, free and clear of all liens, encumbrances, charges, restrictions, conditions and adverse claims of any kind or nature, except for Permitted Personal Property Encumbrances. The Consumables located at each Retained Facility as of the Effective Date and included in the personal property being transferred by the Mariner Entities pursuant to Section 3.2 are sufficient for at least three (3) days' operations at such Retained Facility as currently operated, which reserve is typical and otherwise in accordance with sound business and care practices for such Retained Facilities.

         9.6 Required Consents. No material consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission which has not been heretofore obtained or which will not be obtained prior to the Effective Time is required for the due execution, delivery or performance of this Agreement and the other Settlement
Documents, the assignments and conveyances contemplated hereby or for the validity or enforceability thereof against any of the Mariner Entities.

         9.7 No Third Party Payor Actions. To the best of their knowledge, there are no actions, proceedings, investigations or audits claims, orders or settlement agreements pending or threatened against any of the Mariner Entities, before or by any court, arbitrator, administrative agency or other Governmental Authority or Third Party Payor or its agent, including, without limitation, any action, proceeding, investigation, audit, claim, order, or settlement agreement likely to result in a Third Party Payor suspending, withholding, or reducing payments to any of the Facilities for services after the Effective Time, in order to recoup, offset, or otherwise secure for overpayments or penalties claimed to be owed by a Mariner Entity, or to secure the payment of fines, penalties, interest, or other costs in connection therewith, which are expected, in the reasonable judgment of the executive officers of any of the Mariner Entities, to materially and adversely affect the assets or the financial condition or operations of any of the Retained Facilities, or the Mariner Entities' ability to carry out the transactions contemplated in this Agreement, and except as otherwise disclosed in writing to the SNH Entities within fifteen
(15) Business Days of the execution hereof.

         9.8 No Violations. The execution and delivery of this Agreement, the compliance with the provisions hereof and the consummation of the transactions herein contemplated by each of the Mariner Entities, will not result in (a) a breach or violation of (i) any material law or governmental rule or regulation now in effect and applicable to any of the Mariner Entities, (ii) any provision of the Articles of Organization, Certificate of Incorporation, or By-laws of any of the Mariner Entities, (iii) any judgment, order or decree of any court, arbitrator, administrative agency or other Governmental Authority binding upon any of the Mariner Entities, (iv) any agreement or instrument to which any of the Mariner Entities is a party and by which it is bound as a debtor in possession or by which it or any of its properties is bound, or (b) the creation of any lien, claim or encumbrance (other than the Permitted Encumbrances) upon any of the Retained Facilities.

         9.9 Condition of Retained Facilities. As to each of the Retained Facilities (but, in the case of the Subleased Facilities, to the best of the knowledge of the Mariner Entities (as such Subleased Facilities are, and have been, operated by the Subtenants)):

                  (a) Each Retained Facility and its operation and use are in compliance with all material municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal, health, building and zoning laws and regulations (including, without limitation, the fire safety code) where the failure to comply therewith could reasonably be anticipated to have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Retained Facility as it is presently being operated or the ability to obtain any Necessary License (as such term is defined in the Interim Management Agreement);

                  (b) There are no outstanding material deficiencies cited by any Governmental Authority having jurisdiction over any Retained Facility requiring conformity to any applicable statute, regulation, ordinance or bylaw pertaining to the type of facility presently being operated;

                  (c) No claim, requirement or demand has been made by any licensing or certifying agency supervising or having authority over any Retained Facility to construct or install improvements to or on, or otherwise alter or redesign, such Retained Facility or to provide additional furniture, fixtures, equipment or Consumables so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof;

                  (d) There exists no material  defect or deficiency with regard to the structure, soil, fixtures, plumbing, septic, electrical, mechanical or other systems of any Retained Facility which would materially impair the use or value of such Retained Facility, and each Retained Facility is in good repair and working order and is not subject to any substantial deferred maintenance; there is no termite or other infestation at any Retained Facility and there is not earth subsidence or earth movement affecting any Retained Facility or the property on which it is situated; and

                  (e) Except as set forth in Schedule 9.9(e), each Retained Facility is duly and properly licensed under all applicable federal, state and local laws, ordinances and regulations and in conformance with all insurance requirements and requirements of Third Party Payor Programs, and holds all other Permits and approvals issued, and has satisfied all eligibility and other similar requirements imposed, by hospital, health or similar regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, or that relate to all Third Party Payor Programs or other private or governmental programs for the reimbursement or payment of health care costs or charges to provide the services and operate the number of beds at such Retained Facility as described in Schedule 9.5 in the ordinary course of business consistent with past practices. Other than the Approval Order and the Chase consents required as provided in Section 6.13 and
         Section 6.15 hereof, no consents, approvals or other authorizations, registrations, declarations or filings, except those with respect to which application has heretofore been made and received, or will have been so received by the Effective Time, are required for the transfer of the property to the SNH Entities and the other transactions contemplated by this Agreement, including, without limitation, Article 3, Article 4 and Article 10 hereof, and for the Approval Order. There is no action pending or recommended or threatened by any state or federal agency having jurisdiction thereof, either to revoke, withdraw or suspend any license to operate any Retained Facility, nor is there any decision or threat, or action, pending, recommended or threatened, not to renew or to revoke any Medicare or Medicaid certification or Provider Agreements related to any Retained Facility, or any action of any other type which would have a material adverse effect on any
         Retained Facility, its operations or business. No liability or obligations with respect to any matters referred to herein is being, or shall be deemed to have been, assumed by SPTMNR or by any SNH Entity.

                  (f) As to the property on which each Retained Facility is located:

                           (i) the Mariner Entities have not received any notice
                  that any buildings and improvements on the property have not been constructed in compliance with the requirements of all material laws, ordinances, rules, regulations and restrictions of record applicable thereto, or that any bills for labor and materials in connection with the construction thereof have not been paid in full or provided for;

                           (ii)  there  has  been  no  material  damage  to  the
                  buildings  and   improvements   on  the   property,   and  all
                  improvements are insured for full replacement value;

                           (iii) all public  utilities or adequate and complying
                  private septic systems, including, but not limited to, water, sewer, gas and electricity, to the extent necessary for the operation of the property, are available to service the property and are adequate for the intended use of the property;

                           (iv) all Permits  which are  necessary  to permit the
                  use of the property in accordance with the provisions of this Agreement and the transactions contemplated thereby have been obtained and are in full force and effect, and there has been no actual or claimed violations of the terms and conditions thereof;

                           (v) to the best of the knowledge of the Mariner Entities, no Hazardous Substance, including, but not limited to, asbestos, PCB's or ureaformaldehyde, has been generated, released into, stored or deposited over, upon or below the property, into any water systems on or below the surface of the property, or in any structures located on the property, including, without limitation, the Retained Facilities, from any sources whatsoever, except such as are used, stored or disposed of in full compliance with all applicable statutes, regulations and rules pertaining thereto; and

                           (vi) no Mariner  Entity has entered into,  nor is the
                  property subject to, any option, lease, claim for occupancy or other agreement other than as contemplated by this Agreement (other than the Subleases).

         9.10 Non-Foreign Status. No Mariner Entity is a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code.

         9.11 Filing of Reports and Claims. Each of the Mariner Entities has filed with all applicable Third Party Payor Programs all required cost reports and claims for payment with respect to each of the Retained Facilities. All such reports and claims for payment have been prepared and retained in material compliance with all applicable governmental and program statutes, rules and regulations and are true and correct in all material respects. All services to which such cost reports and claims relate have been at all times provided in material compliance with all applicable governmental and program statutes, rules and regulations. The Mariner Entities have retained all records necessary to document that all facility services have been provided as claimed. Each of the Mariner Entities has paid or simultaneously with the Closing shall have paid any liabilities assessed against it or any of its assets under any regulation, claim, settlement agreement, judgment, order, decree or regulation of any administrative agency, Third Party Payor, Third Party Payor Program, court or arbitrator to which it may be subject, in each case, to the extent that such liabilities are enforceable against the Mariner Entities in their capacity as debtors in possession.

         9.12 Patient Trust Accounts. There are no deficiencies in any of the Patient Trust Accounts held for the benefit of residents of any of the Retained Facilities. Each Mariner Entity has at all times properly prepared and filed all accountings for Patient Trust Accounts required by applicable law or reconciled and rectified any improperly prepared or filed accountings.

         9.13 List of Patients. On or prior to the Effective Time, each of the Mariner Entities shall provide the SNH Entities with an accurate and complete list of the residents of each of the Retained Facilities and the Persons or Third Party Payor Programs responsible for payment of their charges.

         9.14 Contracts. No Mariner Entity is a party to, and none of the Retained Facilities is subject in any way to, any contract, agreement or arrangement, written or oral with any other Mariner Entity, any directors, partners, shareholders or officers of any Mariner Entity, any affiliate or subsidiary of any Mariner Entity, any third party affiliated with any of the foregoing, or with any employees, consultants, advisors or agents of any of the foregoing, with respect to: (i) any plan, contract, agreement or arrangement, written or oral, providing for bonuses, pensions, options, deferred compensation, termination or severance pay, retirement payments, profit sharing or the like that could create any liability or obligation for any of the SNH Entities; (ii) any contract or agreement involving any joint venture or profit sharing arrangement with respect to any Retained Facility; (iii) any option or right of first refusal with respect to any Retained Facility; (iv) any noncompetition agreement or similar restrictive covenant; (v) any contract or agreement entered into outside the ordinary course of business and affecting the assets, business, prospects, operation or financial condition of any Retained Facility that is enforceable against the Mariner Entities in their capacity as debtors in possession.

         9.15 Labor Unions, Etc. Except as set forth in Schedule 9.15, neither any Mariner Entity, nor any Retained Facility is a party to any contract or agreement with a labor union, including without limitation, collective bargaining or employment agreements, or any agreements that contain any severance or termination pay liabilities that is enforceable against the Mariner Entities in their capacity as debtors in possession.

         9.16 Employment Matters. Except as set forth in Schedule 9.16, there are no wages, salaries, vacation, holiday, sick pay or severance pay due or to become due any employee of any Mariner Entity relating to, or arising out of, such employee's employment at any Retained Facility prior to the Effective Time that is enforceable against the Mariner Entities in their capacity as debtors in possession.

         9.17 No Litigation. Except for the Cases, there is no suit, claim, action, or legal, administrative, arbitration or other proceeding or governmental or Third Party Payor investigation or audit pending, or to the best knowledge of each Mariner Entity, threatened by or against any Mariner Entity, or any of the Facilities, and no event or condition of any character, which could prevent the consummation of the transactions contemplated by this Agreement or adversely affect the SNH Entities' use or enjoyment of the Retained Facilities or diminish the value of such properties has, to the best knowledge of each of the Mariner Entities, occurred; and there are no judgments, decrees, orders, ruling, writs or injunctions, against any Mariner Entity which could adversely affect the operations or finances of the Retained Facilities, the property on which each is situated, or the transactions contemplated herein.

         9.18 Insurance. Each Mariner Entity has maintained or caused to be maintained insurance since commencement of its operations at each of the Retained Facilities, without any interruption of coverage, against liability, loss or casualty on all aspects of each Retained Facility's operations, including, but not limited to, its assets, personnel, employees, and residents, as well as appropriate malpractice insurance. The insurance policies which currently provide the foregoing insurance coverage are listed and described in
Schedule 9.18.

         9.19 Subleases.  To the best of the knowledge of the Mariner  Entities,
(i) no Mariner Entity has received any notice from any Subtenant purporting to exercise any right to renew or extend the term of any Sublease, (ii) the list of Subleases and other documents contained in Schedule 9.19 attached hereto is true, complete and accurate, includes all amendments thereto and constitutes the entire agreement between the Mariner Entities and the Subtenants thereunder, including, without limitation, any financing agreements and all agreements entered into between the Mariner Entities and the Subtenants and any promissory notes executed and delivered in connection therewith, and (iii) the Mariner Entities have provided the SNH Entities with complete and accurate copies of all documents and correspondence relating to the Subleases that are in their possession.

         9.20 Brokerage. Each of the Mariner Entities represents that it has not used the services of any broker or finder in connection with the transactions contemplated by this Agreement and each of the Mariner Entities will indemnify and hold harmless the SNH Entities from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with any of the Mariner Entities.

         9.21 Knowledge and Expertise. Each of the Mariner Entities represents that it has the knowledge and expertise in financial and business matters to enable it to evaluate the risks and merits of the transactions contemplated by this Agreement.

                                   ARTICLE 10

              CERTAIN MATTERS RELATING TO TRANSITION OF PROPERTIES

         10.1 Employees; Employee Benefits.

         10.1.1 After the Effective Time and subject to the terms of the Interim Management Agreement, the Mariner Entities shall employ qualified nursing home administrators who shall be responsible for the functional day-to-day operation of the Retained Facilities and supervision of personnel at the Retained
Facilities,  as well  as all  on-site  professional,  custodial,  food  service, cleaning, maintenance, clerical, secretarial, bookkeeping, management, collection, and other employees for the day-to-day operations of the Retained Facilities. All such administrators and other personnel shall be employees of the Mariner Entities.

         Notwithstanding the foregoing, the New Manager shall offer employment to all or substantially all of the qualified nursing home administrators and other employees at the Retained Facilities as soon after the Effective Time as is reasonably practicable. The Mariner Entities acknowledge that the ability of the New Manager to make any such offer is contingent upon the employees being employable under state and Federal law and may be subject to the New Operators' or New Manager's receipt of all licenses, permits, approvals, authorizations, provider agreements, and certificates and determinations of need as are necessary for the New Operators and the New Manager to operate the Facilities as licensees and to receive Medicare and Medicaid reimbursement for the services provided therein, and that in any event the New Manager will first have to implement an appropriate accounting and payroll function. The Mariner Entities further acknowledge that the New Manager may not hire all such employees on the same date or at the same time. The Mariner Entities agree to cooperate with the New Manager in connection with such offers of employment and to release any personnel to whom the New Manager offers employment from any employment agreements, non-competition, non-solicitation and non-disclosure agreements or common law obligations relating to their employment with the Mariner Entities to which they may be a party or subject.

         10.1.2 Payroll and payroll related costs shall be prorated as of the Effective Time.

         In addition, the Mariner Entities shall pay to the New Manager for each Facility an amount of cash equivalent to all Employee Accruals with respect to such Retained Facility at the Effective Time and, in connection therewith, the SNH Entities shall assume the Mariner Entities' obligation to pay the same.

         AMS Properties, GCIHCC, or the New Manager, as the case may be, shall pay all payroll and payroll related costs, and maintain, prepare and process all employee payroll records and tax withholding filings, relating to, or arising out of, any employee's employment from and after the Effective Date, as provided in the Interim Management Agreement.

         The Mariner Operator of each Retained Facility shall, as of the Effective Time, deliver to the New Manager all personnel records for employees at such Retained Facility. Each Mariner Operator shall have the right to retain copies of any files which are delivered to the New Manager. The Mariner Operators, the New Operators and the New Manager, as the case may be, each further acknowledge and agree that, in order to facilitate the application of the proration provisions of this Section 10.1, they shall generate terminating payrolls and make corresponding payments to employees with respect thereto for each Retained Facility on both the Effective Date and the date that the New Manager shall hire all or substantially all of the employees at such Retained Facility.

         10.2 Prorations.

                  10.2.1 Revenues and expenses pertaining to Contracts (to the extent applicable), utility charges for the billing period in which the Effective Time occurs, prepaid expenses, real estate taxes, municipal charges, payroll, Employee Accruals and Employee Benefits and other related items of revenue or expense attributable to any Retained Facility shall be prorated between the Mariner Operator for such Retained Facility and the relevant New Operator as of the Effective Time. In general, such prorations shall be made so as to reimburse such Mariner Operator for prepaid expense items, and to charge the relevant Mariner Operator for prepaid revenue items, to the extent that the same are attributable to periods after the Effective Time.

                  10.2.2 All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and (i) in the case of utility charges, real estate taxes, municipal charges, payroll, Employee Accruals and Employee Benefits, shall be calculated and paid at the Effective Time as provided in Section 10.2.3 hereof, based on invoices, remittances, statements and other information available with respect to such charges, and, if such invoices, remittances, statements and other information are not available with respect to such charges, on estimates based on prior charges for such items, (ii) in the case of all Contracts (to the extent applicable) and other items of revenue or expense attributable to any Retained Facility, shall be calculated and paid on the date that is the sixtieth (60th) day (the "True-Up Time") after the Effective Time, as provided in Section 10.2.3 hereof, based on invoices, remittances, statements and other information then available with respect to such charges, and, if such invoices, remittances, statements and other information continue to be unavailable with respect to such charges, on estimates based on prior charges for such items, and (iii) to the extent that any prorations for payments and charges outlined in the preceding clauses (i) and (ii) are based on estimates, the SNH Entities and the Mariner Entities agree to reconcile the estimates for such items against the actual costs therefor by no later than September 30, 2000. The SNH Entities and the Mariner Entities agree that the calculation of the proration at the True-Up Time shall be performed by Ernst & Young U.S. LLP and that they shall each pay fifty percent (50%) of the cost therefor. Notwithstanding anything contained in this Agreement to the contrary, the SNH Entities shall be obligated to make payment for amounts it collects on account of any prorations paid to the SNH Entities by the Mariner Entities in accordance with this Section 10.2.

                  10.2.3 The accounts of the Mariner Entities and SNH Entities created pursuant hereto shall be netted against each other. If (i) the result is a net positive balance for the

Mariner Entities, the SNH Entities shall pay to the Mariner Entities the amount of such balance by corporate check, and (ii) if the result is a net positive balance for the SNH Entities, the Mariner Entities shall pay to SPTMNR the amount of such balance by corporate check.

                  10.2.4 There shall be no prorations with respect to the Transferred Facilities (other than with respect to rent and other amounts payable under the Master Lease), as all such expenses with respect to the Transferred Facilities are the responsibility of the Mariner Entities prior to the Effective Time, as lessee under the Master Lease, and thereafter, as owner of the Transferred Facilities.

         10.3 Accounts Receivable. From and after the Effective Time, (i) the New Operators shall, to the extent permitted by applicable law, own all accounts receivable which relate to or arise out of services provided by or at the Retained Facilities from or after the Effective Time (the "Post-Effective A/R"),
(ii) the Mariner Operators shall make and effect collections of all Post-Effective A/R, (iii) the Mariner Operators shall establish new bank accounts (the "New A/R Accounts") in the name of each Mariner Operator at such local banks to be agreed upon by the SNH Entities and the Mariner Entities, and shall instruct all Third Party Payors and other Persons that directly deposit monies into the existing bank accounts (the "Existing A/R Accounts") with respect to the Retained Facilities to terminate such direct deposit and commence depositing such monies into the New A/R Accounts from and after the date that is sixty (60) days after the Effective Time (the "Account Transfer Time") or as soon as is practicable thereafter (and the Mariner Entities shall take such further action as may be reasonably necessary to cause such Third Party Payors and other Persons to comply with such instructions so that all Post-Effective A/R are deposited into the New A/R Accounts from and after the Account Transfer Time or as soon as is practicable thereafter), (iv) the Mariner Operators shall continue to endorse and deposit all monies, checks, drafts or other instruments or items received as payment for any Post-Effective A/R with respect to any Facility into the Existing A/R Accounts until the Account Transfer Time, (v) the Mariner Operators shall endorse and deposit all monies, checks, drafts or other instruments or items received as payment for any Post-Effective A/R from and after the Account Transfer Time into the New A/R Accounts, (vi) within five (5) days of the New Operators request therefor (but no sooner than the SNH Licensing
Date), the Mariner Operators shall assign, set over and transfer the New A/R Accounts to the New Operators, and (vii) the Mariner Entities shall disburse all proceeds attributable to Post-Effective A/R deposited in the Existing A/R Accounts or the New A/R Accounts or otherwise received or held by the Mariner Entities to the SNH Entities (or to such other Person as the SNH Entities may direct) within five (5) days of the Mariner Entities' receipt thereof.

         The SNH Entities and the Mariner  Entities  acknowledge  and agree that
(i) the Mariner Entities shall continue to own all accounts receivable which relate to or arise out of services provided by or at the Retained Facilities prior to the Effective Time (the "Pre-Effective A/R"), (ii) the Mariner Entities shall be entitled to retain all proceeds attributable to Pre-Effective A/R deposited in the Existing A/R Accounts or the New A/R Accounts or otherwise received or held by the Mariner Entities, and (iii) the SNH Entities shall disburse to the Mariner Entities (or to such other Person as the Mariner Entities may direct) all such Pre-Effective A/R within five (5) days of the SNH Entities' receipt thereof.

         10.4 No Assumption of Liabilities. Notwithstanding anything in this Agreement or elsewhere to the contrary, no SNH Entity is assuming, and no SNH Entity shall be responsible for, any liability of any kind or nature whether known or unknown, absolute, mature or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct or indirect or otherwise, of any Mariner Entity or any other person for:

                  (a) Any costs or expenses, including, but not limited to, legal fees, accounting fees, consulting and financing costs incurred by any Mariner Entity in negotiating this Agreement or in consummating the transactions contemplated hereby;

                  (b) Any claim as a result of any injury to any person arising out of the rendering of or failure to render services by any Mariner Entity or its or his employees, agents or representatives or any other person performing services for or on behalf of any Mariner Entity (i) with respect to the Retained Facilities, prior to the Effective Time and, subject to, and upon the terms and conditions contained in the Interim Management Agreement, after the Effective Time, and (ii) with respect to the Transferred Facilities or any other operations of the Mariner Entities (except as otherwise expressly set forth herein), both prior to, and after, the Effective Time;

                  (c) Any liability to set off or recoupment (including set off or recoupment against Post-Effective Time accounts receivable) by any Third Party Payor by reason of any contractual claim, settlement, order or judgment retroactively adjusting the amounts payable for reimbursement purposes or recovering overpayments made or requiring the payment of fines, penalties or damages, or reduction of prospective payments to any Facility or interest, with respect to, or based upon, the services rendered by any Mariner Entity (i) with respect to the Retained Facilities, prior to the Effective Time and, subject to, and upon the terms and conditions contained in the Interim Management Agreement, after the Effective Time, and (ii) with respect to the Transferred Facilities or other operations of the Mariner Entities (except as otherwise expressly set forth herein), both prior to, and after, the Effective Time, including liabilities that are subject to a stay ordered by the Court and liabilities that may be collected against the New Operator under state or Federal law;

                  (d) Any taxes owed by any Mariner Entity, including, but not limited to, any investment tax recapture, depreciation recapture, employer taxes such as F.I.C.A. and F.U.T.A., any sales or use taxes, any personal property taxes, any withholding taxes and any workers' compensation or unemployment insurance premiums or adjustments and, in the case of any Mariner Entity's employees or any of its affiliates' employees, relating to, or arising out of, such employee's employment at any Retained Facility prior to the Effective Time; and with respect to the Transferred Facilities or other operations of the Mariner Entities, both prior to, and after, the Effective Time;

                  (e) Any claim by any employee of any Mariner Entity for wages, salary, vacation, holiday, sick pay, welfare, or fringe benefits, relating to, or arising out of, such employee's employment prior to the Effective Time, except for those Employee Accruals assumed by the New Manager pursuant to Section 10.1 hereof and with respect to the Transferred Facilities or other operations of the Mariner Entities (except as otherwise expressly set forth herein), both prior to, and after, the Effective Time;

                  (f) Any claim arising under any instrument, agreement, indenture, contract or understanding to which any Mariner Entity is a party or by which it or any of its property is bound, unless such instrument, agreement, indenture, contract or understanding is explicitly described and affirmed and assumed by the SNH Entities in this Agreement or is otherwise expressly affirmed and assumed by separate instrument in writing executed by SPTMNR; or

                  (g) Any claim, order or judgment otherwise arising out of the operation of any Facility or other operations of the Mariner Entities (except as otherwise expressly set forth herein but specifically including any claim, order or judgment arising under any applicable Federal, state or local statutes, laws, ordinances, rules and regulations, licensing requirements or conditions (including Medicare or Medicaid requirements or conditions, and environmental laws), or involving the imposition of any lien under any applicable law), in each case to the extent arising or attributable to conditions or events occurring prior to the Effective Time, and, subject to, and upon the terms and conditions contained in the Interim Management Agreement, after the Effective Time, and (ii) with respect to the Transferred Facilities or other operations of the Mariner Entities (except as otherwise expressly set forth herein), both prior to, and after, the Effective Time.

         10.5 Indemnification. Without limiting any of the foregoing, each Mariner Entity agrees, on a joint and several basis, to indemnify, defend and hold harmless, the SNH Entities, and their respective officers, employees, directors, trustees, managers, members, consultants and advisors, any of their respective successors or assigns (individually an "Indemnitee") from and against the following (collectively, "Damages"): (i) all Pre-Closing Obligations or any contravention or non-compliance with the Approval Order, and associated claims or liability, and all other liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the SNH Entities in connection with any investigative, administrative or judicial proceeding arising out of the operation of any Facility or other operations of the Mariner Entities (including any violation or alleged violation of any and all applicable Federal, state or local statutes, laws, ordinances, rules and regulations, licensing requirements or conditions, or involving the imposition of any lien under any such applicable law)) prior to the Effective Time or for any contravention or non-compliance with the Approval Order, (ii) any and all liabilities, losses, damages, costs and expenses of any kind arising out of either a breach, default, contravention, non-compliance by any Mariner Entity of its obligations under this Agreement or the Approval Order (including the failure of any representation by any Mariner Entity to be accurate and complete on the date when made or deemed made), or the enforcement of such obligations, and (iii) the existence, prior to the Effective Time, of any Hazardous Substance on, in, or under any Retained Facility (to the extent provided for in the Master Lease). The SNH Entities shall, in addition to any other rights, be entitled to payment in compensation for any of the above, holding allowed administrative period claims for all such payments due thereon.

         10.6 Post-Effective Time Liabilities (Retained Facilities). Each of the SNH Entities acknowledges and agrees that, subject to, and upon the terms and conditions contained in the Interim Management Agreement, the New Manager and/or the New Operators shall indemnify the Mariner Entities from and against all costs, expenses and liabilities arising out of the operation, maintenance and management of the Retained Facilities after the Effective Time, except for those costs, expenses and liabilities arising out of the gross negligence or willful misconduct of any of the Mariner Entities.

         10.7 Financial Records, Etc. Each of the SNH Entities and the Mariner Entities agree that they shall provide such other party access to the books and records and other financial information maintained by such party with respect to the operation of the Facilities (both before and after the Effective Time) as such party may reasonably request. The Mariner Entities shall provide the SNH Entities and their accountants with such certifications with respect to such financial information as the SNH Entities may from time to time reasonably request.

         10.8 Contracts. The Mariner Entities acknowledge that the New Operators may desire to assume certain of the Contracts and, in connection therewith, the Mariner Entities agree that they shall (i) within fifteen (15) Business Days of the execution hereof, provide the SNH Entities with a complete list of the Contracts and the status thereof (including, without limitation, amounts outstanding under such Contracts (including those amounts outstanding prior to the Petition Date)), (ii) assist in the New Operators' evaluation of such Contracts by providing such information as the New Operators' may reasonably request regarding the contracting party's performance thereunder, and (iii) subject to Bankruptcy Court Approval, assume and assign any Contracts that the New Operators may elect to have the Mariner Entities assume and assign to them, provided that in no event shall any Mariner Entity be required to pay any cure amounts, or incur any additional obligations, under any such Contract in connection with such assumption and assignment beyond those enforceable against the Mariner Entities in their capacity as debtors in possession (it being intended by the parties hereto that if the New Operators elect to cause the Mariner Entities to assume and assign any such Contract in accordance with this
Section 10.7, the New Operators will pay any cure amounts required to effect such assumption and assignment).

         10.9 Survival. The provisions of this Article 10 shall survive the Closing hereunder.

                                   ARTICLE 11

                   DAMAGE TO PROPERTY FROM CASUALTY OR TAKING

         11.1 In the event of any casualty or damage to any Facility prior to the Effective Time (which shall not be fully restored prior to the Effective
Time),  all sums recovered on
account of such insurance shall be held in trust for the benefit of and in order to be paid over to, and all sums recoverable on such account shall be assigned to, the appropriate SNH Entity or Mariner Entity at the Effective Time. The SNH Entity and the Mariner Entity which owns, leases or manages such Facility shall execute and deliver such further instruments of assignment of insurance proceeds and other documents (including, without limitation, appropriate endorsement of checks) as any SNH Entity or Mariner Entity may from time to time reasonably request in order to make such insurance proceeds payable to such SNH Entity or Mariner Entity.

         11.2 In the event that prior to the Effective Time any portion of any Retained Facility shall be taken or shall be threatened with a taking by any exercise of the right of eminent domain, or any portion of any Retained Facility shall sustain any direct or consequential damage for which the owner thereof shall be entitled to compensation by any public authority, the appropriate SNH Entity shall be entitled to bring any suit in connection with recovery therefor in the name of such SNH Entity or, if applicable, any Mariner Entity, or both, and all sums received on account of any such taking or damages and or an assignment of all the owner's rights to collect damages therefor shall be delivered to the appropriate SNH Entity together with the delivery of the Transaction Documents. The Mariner Entities shall execute and deliver such further instruments of assignment and such other documents (including, without limitation, appropriate endorsements of checks and pleadings) as any SNH Entity may from time to time reasonably request in connection with the foregoing.

         11.3 In the event that prior to the Effective Time any portion of any Transferred Facility shall be taken or shall be threatened with a taking by any exercise of the right of eminent domain, or any portion of any Transferred Facility shall sustain any direct or consequential damage for which the owner thereof shall be entitled to compensation by any public authority, the appropriate Mariner Entity shall be entitled to bring any suit in connection with recovery therefor in the name of such Mariner Entity or, if applicable, any SNH Entity, or both, and all sums received on account of any such taking or damages and or an assignment of all the owner's rights to collect damages therefor shall be delivered to the appropriate Mariner Entity together with the delivery of the Transaction Documents. The SNH Entities shall execute and deliver such further instruments of assignment and such other documents (including, without limitation, appropriate endorsements of checks and pleadings) as any Mariner Entity may from time to time reasonably request in connection with the foregoing.

                                   ARTICLE 12

                                    RELEASES

         12.1 Release of SNH Entities. Subject to, and in consideration for, each SNH Entity entering into this Agreement and consummating the transactions contemplated hereby, each Mariner Entity shall release and forever discharge, each SNH Entity and their respective successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct or indirect or otherwise, which any Mariner Entity now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done on or prior to the Effective Time. Each Mariner Entity waives the benefits of any law, which may provide in substance:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each Mariner Entity understands that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it believes now or at the time of granting such release, and that information which is not now or then known or suspected may later be discovered. Each Mariner Entity accepts this possibility, and each Mariner Entity assumes the risk of the facts turning out to be different and new information being discovered; and each Mariner Entity further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

         Notwithstanding anything to the contrary contained in this Section 14.1 or otherwise, this release shall only be effective on and as of the Effective Time and specifically only upon the consummation of the transactions provided for in this Agreement and not otherwise.

         None of the Mariner Entities is releasing any SNH Entity from any claims, debts, liabilities, demands, obligations, costs, expenses, actions or causes of action arising out of this Agreement, any Settlement Document or the transactions contemplated hereby, or otherwise, except as expressly provided herein.

         12.2 Release of Mariner Entities. Subject to, and in consideration for each Mariner Entity entering into this Agreement and consummating the transactions contemplated hereby, each SNH Entity shall release and forever discharge each Mariner Entity and their respective successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, which any SNH Entity now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done on or prior to the Effective Time. Each SNH Entity waives the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each SNH Entity understands that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it believes now or at the time of granting such release, and that information which is not now or then known or suspected may later be discovered. Each SNH Entity accepts this possibility, and each SNH Entity assumes the risk of the facts turning out to be different and new information being discovered; and each SNH Entity further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

         Notwithstanding anything to the contrary contained in this Section 14.2 or otherwise, this release shall only be effective on and as of the Effective Time and specifically only upon the consummation of the transactions provided for in this Agreement and not otherwise.

         None of the SNH Entities is releasing any Mariner Entity from any claims, debts, liabilities, demands, obligations, costs, expenses, actions or causes of action arising out of this Agreement, any Settlement Document or the transactions contemplated hereby, or otherwise, except as expressly provided herein.

         12.3 No Further Commitments by SNH Entities. Each Mariner Entity further acknowledges that, from and after the Effective Time, no SNH Entity has any existing commitments, obligations or agreements to advance credits or loans, or to lease property, or make financial or other accommodations to any Mariner Entity, except as may be specifically set forth in this Agreement or the Settlement Documents.

                                   ARTICLE 13

                               GENERAL PROVISIONS

         13.1 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (III) ANY
CONDUCT, ACTS OR OMISSIONS OF ANY PARTY HERETO OR ANY OF THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         13.2 Survival. Except as otherwise provided by this Agreement, all covenants, agreements, representations and warranties made by each Mariner Entity or SNH Entity herein and in all certificates and other instruments delivered pursuant to this Agreement shall survive the execution and delivery of the deeds to the Transferred Facilities and the closing of the transactions contemplated hereby, and the Mariner Entities shall be and remain liable for breaches of the provisions of this Agreement, the Interim Management Agreement and the Interim Occupancy Agreements, contravention of the Approval Order or otherwise for the period including the greater of one (1) year or the last administrative claims bar date that is established by order of the Court (except that the SNH Entities shall in all events remain liable to the Mariner Entities for the amount of any deductible or self-insured retention amounts paid or payable under Section 5.1(a) of the Interim Management Agreement until such deductible or self-insured retention amounts shall have been paid). If and to the extent the Mariner Entities shall emerge from the Cases pursuant to a confirmed plan of reorganization prior to the expiration of such period, then the obligations provided herein shall be a continuing obligation of the reorganized Mariner Entities for the duration of such period and any plan confirmed in the Cases shall so provide.

         13.3 Notices. All notices, demands and other communications hereunder shall be in writing and delivered, telegraphed or mailed (by first class registered or certified mail, postage prepaid) addressed as follows:

                  (a)      if to an SNH Entity:

                           c/o SENIOR HOUSING PROPERTIES TRUST
                           400 Centre Street
                           Newton, MA  02458
                           Attention: Treasurer

                  (b)      with copy to:

                           SULLIVAN & WORCESTER LLP
                           One Post Office Square
                           Boston, MA 02109
                           Attention:  Nancy S. Grodberg, Esq.

                  (c)      if to any Mariner Entity:

                           MARINER POST-ACUTE NETWORK, INC.
                           One Ravinia Drive
                           Atlanta, GA 30346
                           Attention:  Associate General Counsel

                  (d)      with a copy to:

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street
                           Atlanta, GA 30303
                           Attention:  Douglas S. Gosden, Esq.


or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered or upon the expiration of the fifth business day after the day of mailing.

         13.4 Governing Law. This Agreement shall be governed by, interpreted, construed, applied and enforced in accordance with the Bankruptcy Code and the laws of the Commonwealth of Massachusetts applicable to contracts between residents of the

Commonwealth  of  Massachusetts  which are to be performed  entirely  within the
Commonwealth of Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of the jurisdiction other than the Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         13.5 Successors and Assigns. This Agreement shall be binding upon each party thereto and its successors and assigns. The rights and obligations of any party hereto under this Agreement may not be assigned by any party hereto without the prior written consent of each of the parties hereto.

         13.6 Entire Agreement. This Agreement, together with the exhibits hereto and such other documents as are referred to herein, constitute the entire agreement of the parties in respect of the subject matter described herein, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

         13.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and the Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by law.

         13.8 Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover attorneys' fees and other costs incurred in that action in addition to any other relief to which it or they may be entitled.

         13.9 Non-Disclosure.  Until this Agreement is publicly announced by SNH
(i) the Mariner Entities, the SNH Entities, and each of their officers, directors, employees, agents, consultants and advisors, shall keep confidential all terms hereof and information contained herein (except to the extent required either (a) in connection with the satisfaction of the conditions contained herein (including, without limitation, providing such information to its creditors and their advisors), (b) by the Securities Exchange Act of 1934, as amended, and the rules and  regulations  promulgated  thereunder  (the  "Exchange  Act"),  or (c)
reporting requirements, if any, of the New York Stock Exchange ("NYSE Requirements")), and (ii) neither any Mariner Entity nor any persons or entities affiliated with any of them or their officers, directors, employees, agents, consultants and advisors (within the meaning of Rule 405 under the Securities Act of 1933, as amended) shall trade in SNH's stock. In addition, each Mariner Entity and each SNH Entity shall obtain the approval of Mariner or SPTMNR (respectively), which approval shall not be unreasonably withheld, prior to making any public announcements concerning this Agreement or the transactions contemplated hereby. Each Mariner Entity, however, acknowledges that SNH may disclose the existence of this Agreement and the transactions contemplated hereby in appropriate public filings under the Exchange Act, or pursuant to the NYSE Requirements, and each Mariner Entity further agrees that it shall provide such financial statements as are available to such Mariner Entity, as SNH shall determine necessary for SNH to comply with reporting requirements under the Exchange Act or NYSE Requirements, if any, with respect to this transaction.

         13.10 Required Disclosure. Notwithstanding Section 13.8 hereof, each party hereby may and shall give all required notices of the existence of this Agreement and the pending consummation of the transactions contemplated hereby to any and all appropriate governmental agencies..

         13.11 LIMITATION ON LIABILITY. THE DECLARATION OF TRUST OF SNH, DATED DECEMBER 16, 1998, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "SNH DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE SNH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SNH SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SNH. ALL PERSONS DEALING WITH SNH, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SNH, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         13.12 LIMITATION ON LIABILITY. THE DECLARATION OF TRUST OF SPTMNR, DATED JANUARY 14, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "SPTMNR DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SPTMNR PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE SPTMNR DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTMNR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTMNR. ALL PERSONS DEALING WITH SPTMNR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SPTMNR, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         13.13 Costs and Expenses. The Mariner Entities shall pay any and all costs and expenses incurred by the SNH Entities as a result of or in connection with the transactions contemplated by this Agreement (other than attorneys' fees of the SNH Entities), regardless of whether such transactions are consummated, including, without limitation, (i) all taxes, including, without limitation, documentary transfer taxes, documentary stamp taxes, mortgage taxes, intangible taxes, sales and similar taxes applicable to the transactions contemplated herein together with interest and penalties, if any, thereon, but excluding any income taxes of the SNH Entities, and (ii) all costs relating to surrender, assignnment and conveyances contemplated hereby, including, without limitation, title reports, all costs relating to owner's or lender's title insurance commitments and policies, and all costs and charges related to recording fees.

         13.14 Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder, any confidential, non-public information of the others which is obtained by any of them in connection with the transactions contemplated by this Agreement.

         13.15 Reservation of Rights. Each party hereto acknowledges that it and the other parties hereto have entered into this Agreement in order to settle and compromise certain potential claims between them and that the execution, delivery and performance of this Agreement by the parties hereto is not an admission of any party's obligations or liabilities whatsoever. This document is subject to the protections of Federal Rule of Evidence 408 and all similar provisions and supporting authorities.

         13.16 Third Party Beneficiaries. This Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including, without limitation, any such parties that may have claims against any of the Mariner Entities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written and their respective seals to be hereunto affixed and attested by their respective duly authorized officers.

                           SENIOR HOUSING PROPERTIES TRUST,
                           a Maryland real estate investment trust



                           By: /s/ Ajay Saini
                               David J. Hegarty, President
                               Ajay Saini, Treasurer and Chief Financial Officer


                           SPTMNR PROPERTIES TRUST,
                           a Maryland real estate investment trust



                           By: /s/ Ajay Saini
                               David J. Hegarty, President
                               Ajay Saini, Treasurer and Chief Financial Officer


                           FIVE STAR QUALITY CARE, INC.,
                           a Delaware corporation



                           By: /s/ Ajay Saini
                               Ajay Saini, Treasurer and Assistant Secretary


                           SHOPCO-AZ, LLC,
                           a Delaware limited liability company

                           By:  SENIOR HOUSING PROPERTIES TRUST,
                                a Maryland real estate investment trust,
                                   its Member



                                By: /s/ Ajay Saini
                                    David J. Hegarty, President
                                    Ajay Saini, Treasurer and
                                       Chief Financial Officer

                           SHOPCO-CA, LLC,
                           a Delaware limited liability company

                           By:  SENIOR HOUSING PROPERTIES TRUST,
                                a Maryland real estate investment trust,
                                   its Member


                                By: /s/ Ajay Saini
                                    David J. Hegarty, President
                                    Ajay Saini, Treasurer and
                                       Chief Financial Officer



                           SHOPCO-COLORADO, LLC,
                           a Delaware limited liability company

                           By:  SENIOR HOUSING PROPERTIES TRUST,
                                a Maryland real estate investment trust,
                                   its Member


                                By: /s/ Ajay Saini
                                    David J. Hegarty, President
                                    Ajay Saini, Treasurer and
                                       Chief Financial Officer



                           SHOPCO-WI, LLC,
                           a Delaware limited liability company

                           By:  SENIOR HOUSING PROPERTIES TRUST,
                                a Maryland real estate investment trust,
                                   its Member



                                By: /s/ Ajay Saini
                                    David J. Hegarty, President
                                    Ajay Saini, Treasurer and
                                       Chief Financial Officer

                           MARINER POST-ACUTE NETWORK, INC.
                           (f/k/a Paragon Health Network, Inc.),
                           a Delaware corporation



                           By: /s/ Todd Andrews
                               Name: Todd Andrews
                               Its: Vice President


                           GRANCARE, INC.
                           (f/k/a New GranCare, Inc.),
                           a Delaware corporation



                           By: /s/ Todd Andrews
                               Name: Todd Andrews
                               Its: Vice President


                           AMS PROPERTIES, INC.,
                           a Delaware corporation



                           By: /s/ Todd Andrews
                               Name: Todd Andrews
                               Its: Vice President


                           GCI HEALTH CARE CENTERS, INC,
                           a Delaware corporation



                           By: /s/ Todd Andrews
                               Name: Todd Andrews
                               Its: Vice President

                                 SCHEDULE 1.1.1

                    PERMITTED PERSONAL PROPERTY ENCUMBRANCES


                                      None.

                                             SCHEDULE 1.1.2

                                          RETAINED FACILITIES

                  Property Name                           Property Address                      Tenant
-----------------------------------------------------------------------------------------------------------

Cedars Health Care Center                           1599 Ingalls Street                     AMS Properties
                                                    Lakewood, CO

Cherrelyn Manor Nursing Home                        5555 South Elati                        AMS Properties
                                                    Littleton, CO

Christopher East Health Care Center                 1132 East Knapp Street                  AMS Properties
                                                    Milwaukee, WI 53202

Greentree Health Care Center                        70 Greentree Road                       AMS Properties
                                                    Clintonville, WI 54929

La Mesa Healthcare Center                           2470 S. Arizona Avenue                  GCIHCC
                                                    Yuma, AZ 85364

La Salette Health Care & Rehabilitation Center      537 E. Fulton                           GCIHCC
                                                    Stockton, CA 95204

Lancaster Health Care Center                        1642 West Avenue "J"                    AMS Properties
                                                    Lancaster, CA

Northwest Health Care Center                        7800 West Fond du Lac Avenue            AMS Properties
                                                    Milwaukee, WI 53218

Pine Manor Health Care Center                       East Side of County Y Highway           AMS Properties
                                                    Embarrass (Clintonville), WI

River Hills West Health Care Center                 321 Riverside Drive                     AMS Properties
                                                    Pewaukee, WI 53072

Sunny Hill Health Care Center                       4325 Nakoma Road                        AMS Properties
                                                    Madison, WI

Sunquest Village of Yuma                            265 East 24th Street                    GCIHCC
                                                    Yuma, AZ 85364

Thousand Oaks Health Care Center                    93 West Avenida de los Arobules         AMS Properties
                                                    Thousand Oaks, CA 91360

Van Nuys Health Care Center                         6835 Hazeltine Avenue                   AMS Properties
                                                    Van Nuys, CA 91405

Village Green Nursing Home                          2932 North 14th Street                  GCIHCC
                                                    Phoenix, AZ 85094

Virginia Health Care Center                         1471 Waukesha Avenue                    AMS Properties
                                                    Waukesha, WI

Woodland Health Care Center                         18740 W. Bluemound Road                 AMS Properties
                                                    Brookfield, WI


                                             SCHEDULE 1.1.3

                                          SUBLEASED FACILITIES

                Property Name                                Property Address                        Tenant
-------------------------------------------------------------------------------------------------------------------
Huron Nursing Home:                             1251 Arizona SW          15th & Michigan            GCIHCC
Sunquest Village                                Huron, SD 57530          Huron, SD 57350

Southridge Health Care Center:                  3600 S. Norton                                      GCIHCC
Mom & Dad's Health Care Center                  Sioux Falls, SD 57105

Pacific Gardens Nursing and Rehabilitation      577 South Peach Street                              AMS Properties
Center: Pleasant Care                           Fresno, CA



                                             SCHEDULE 1.1.4

                                         TRANSFERRED FACILITIES

                Property Name                       Property Address                           Tenant
---------------------------------------------------------------------------------------------------------------
Brian Centers-Carbarrus                         250 Bishop Lane                             AMS Properties
                                                Concord, NC 28025

Brian Centers-Wilson                            2501 Downing Street Extension               AMS Properties
                                                Wilson, NC 53702

Brian Centers-Winston-Salem                     6000 Brian Center Lane                      AMS Properties
                                                Winston-Salem, NC 47106

Flagship Health Care Center                     466 Flagship Road                           AMS Properties
                                                Newport Beach, CA

Tarzana Health Care Center                      5640 Reseda Avenue (5650 Reseda Road)       AMS Properties
                                                Tarzana, CA

                                  SCHEDULE 2.1

                               EXISTING DOCUMENTS


1. A Master Lease comprised of: (i) a Master Lease Document General Terms and Conditions dated as of December 28, 1990 and entered into by and between Health and Retirement Properties Trust ("HRP"), and AMS Properties, Inc. ("AMS Properties"); (ii) a Master Lease Document General Terms and Conditions dated as of June 30, 1992 and entered into by and between HRP and GCI Health Care Centers, Inc. ("GCIHCC"); (iii) twenty-six (26) facility lease supplements, some of which are dated as of December 28, 1990, some of which are dated as of March 27, 1992, some of which are dated June 30, 1992 and others of which are dated as of June 29, 1998, all as entered into pursuant to the documents described in preceding clauses (i) and (ii); and (iv) Guaranty, Cross-Default and Cross-Collateralization Agreement by AMS Properties and GCIHCC, dated as of June 30, 1992, pursuant to which AMS Properties and GCIHCC cross-defaulted, cross-collateralized and guaranteed each other's obligations to HRP., all as amended to date, pursuant to which AMS and GCIHCC lease twenty-six (26) health care related facilities (the "Leased Facilities").

2. A Guaranty, dated as of December 28, 1990, from GranCare, Inc., a __________________ corporation ("Old GranCare") in favor of HRP pursuant to which all obligations of AMS Properties are guaranteed; the obligations and liabilities under such Guaranty having been assumed by GranCare, Inc., a Delaware corporation ("GranCare"), pursuant to the Assumption Agreement.

3. Memoranda of Lease, each dated as of December 28, 1990, March 27, 1992 or June 30, 1992 and recorded with the Registry of Deeds of the appropriate county with respect to each Leased Facility.

4. UCC Financing Statements by AMS Properties, showing AMS Properties, as lessee, and HRP, as lessor, filed with the appropriate State and County UCC filing office with respect to each Leased Facility.

5. An Amended and Restated HRP Shares Pledge Agreement, dated as of June 30, 1992, between HRP and AMS Properties, pursuant to which AMS Properties has pledged certain of its shares of HRP to HRP to secure its obligations to HRP;

6. An Amended and Restated Voting Trust Agreement, dated as of June 30, 1992 from AMS Properties to HRPT Advisors, Inc., as voting trustee, with a Voting Trust Certificate and Stock Power attached thereto.

7. A Security Agreement, dated as of December 28, 1990 from AMS Properties to HRP, granting HRP a security interest in all now owned and hereafter acquired tangible personal property and all accounts receivable, contract rights and general intangibles of AMS Properties.

8. A Collateral Assignment of Contracts and Permits, dated as of December 28, 1990 from AMS Properties to HRP, assigning to HRP all contracts and permits of AMS Properties.

9. UCC Financing Statements/Fixture Filings by AMS Properties, showing AMS Properties, as debtor, and HRP, as secured party, filed with the appropriate UCC filing office and registries of deeds to perfect the interests of HRP as a secured creditor under the security instruments referred to above.

10. An Amended and Restated Renovation Funding Agreement dated as of January 13, 1992, between AMS Properties and HRP.

11. A Renovation Loan Agreement, dated as of March 28, 1992, by and between AMS Properties and HRP relating to certain renovations to be made at the Christopher East Health Care Center, Milwaukee, Wisconsin.

12. A Promissory Note, dated as of March 28, 1992, in the original principal amount of $1,250,000, executed by AMS Properties and accepted by HRP.

13. A Security Agreement, dated as of March 28, 1992, made by AMS Properties in favor of HRP.

14. A Pledge Agreement dated as of December 28, 1990, as supplemented by a Pledge Agreement Supplement dated as of December 29, 1993, from Old GranCare (as successor to AMS) to HRP pursuant to which all shares of capital stock of AMS Properties are pledged to HRP, together with certificates relating to the AMS Properties shares and stock powers relating to such shares; the obligations and liabilities under such Pledge Agreement and Pledge Agreement Supplement having been assumed by GranCare pursuant to the Assumption Agreement.

15. A Subordination Agreement dated as of December 28, 1990 among Old GranCare as subordinate creditor, AMS Properties as debtor, and HRP as senior creditor; the obligations and liabilities under such Subordination Agreement having been assumed by GranCare pursuant to the Assumption Agreement.

16. A Subordination Agreement dated as of December 28, 1990 among HMI as subordinate creditor, AMS Properties as debtor and HRP as senior creditor.

17. A Subordination Agreement dated as of December 28, 1990 among AMS Green Tree as subordinate creditor, AMS Properties as debtor and HRP as senior creditor.

18. A Subordination Agreement dated as of December 28, 1990 among Am-Cal as subordinate creditor, AMS Properties as debtor and HRP as senior creditor.

19. A Consent Letter dated March 31, 1995 by HRP and consented to by GranCare, AMS Properties and GCIHCC re: Subleases.

20. An Assignment of Sublease Documents dated March 31, 1995 between AMS Properties and HRP.

21. An Assignment of Leases and Rents dated March 31, 1995 by AMS Properties re: Subleases.

22. A Rescission Agreement and Amendment to Transaction Documents dated as of October 1, 1994 among Old GranCare, AMS Properties, GCIHCC and HRP.

23.  An Assumption Agreement by New GranCare, Inc. in favor of HRP.

24. A Letter Agreement dated April 25, 1992, from HRP to GranCare, accepted by GranCare.

25. A Guaranty, dated as of June 30, 1992 from Old GranCare in favor of HRP pursuant to which all obligations of AMS Properties are guaranteed; the obligations and liabilities under such Guaranty having been assumed by GranCare pursuant to the Assumption Agreement referenced below.

26. A Security Agreement, dated as of June 30, 1992, from GCIHCC to HRP, granting HRP a security interest in all tangible and intangible personal property and including all accounts receivable, contract rights and general intangibles.

27. An Assignment of Contracts, Licenses and Permits, dated as of June 30, 1992, from GCIHCC to HRP, assigning to HRP, all contracts, licenses and permits used in connection with the operation of the Facilities.

28. A Pledge Agreement, dated as of June 30, 1992 Date, from GranCare pursuant to which all of the capital stock of GCIHCC (the "GCIHCC Stock") is pledged to HRP to secure the obligations of GCIHCC.

29.  A Stock Power relating to GCIHCC Stock.

30. A Subordination Agreement dated as of June 30, 1992 among Old GranCare as subordinate creditor, GCIHCC as debtor, and HRP as senior creditor; the obligations and liabilities under such Subordination Agreement having been assumed by GranCare pursuant to the Assumption Agreement.

31. A Subordination Agreement, dated as of June 30, 1992, among AMS as subordinated creditor, GCI as the debtor and HRP as senior creditor, pursuant to which all obligations of GCIHCC to the subordinated creditor are subordinated.

32. A Representation Letter and Indemnification Agreement, dated June 30, 1992, from Old GranCare, AMS and GCI, with respect to, inter alia, the continued effectiveness of the representations and warranties made by GranCare and GCI in, and the absence of any Defaults under, the Transaction Documents.

33. A Consent Letter dated March 31, 1995 by HRP and consented to by GCI, GranCare and AMS re: HealthQuest Subleases.

34. An Assignment of Sublease Documents dated March 31, 1995 between GCI and HRP re: HealthQuest Subleases.

35.  An  Assignment  of  Leases  and  Rents  dated  March  31,  1995  by GCI re:
     HealthQuest Subleases.

36. A Rescission Agreement and Amendment to Transaction Documents dated as of October 1, 1994 among GranCare, AMS, GCI and HRP.

                                 SCHEDULE 3.5-A

                      FORM OF INTERIM MANAGEMENT AGREEMENT

                          INTERIM MANAGEMENT AGREEMENT


         THIS INTERIM MANAGEMENT AGREEMENT (this "Agreement") is made this ____ day of __________ , 2000, among Mariner Post-Acute Network, Inc., a Delaware corporation (formerly known as Paragon Health Network, Inc.) ("Mariner"), AMS Properties, Inc., a Delaware corporation ("AMS Properties"), GCI Health Care Centers, Inc., a Delaware corporation ("GCIHCC" and, together with AMS
Properties, collectively, the "Mariner Licensees"), the entities listed on Schedule A hereto, each of which is a Delaware limited liability company (collectively, the "Proposed SNH Licensees"), and Five Star Quality Care, Inc., a Delaware corporation (the "Manager").

                              W I T N E S S E T H:

         WHEREAS, SPTMNR Properties Trust, a Maryland real estate investment trust ("SPTMNR"), is the owner of all of the real property, buildings, plant and equipment and certain of the personal property used in connection with the operation of the skilled nursing, intermediate care or residential facilities listed on Schedule B (each a "Facility" and collectively, the "Facilities"); and

         WHEREAS,   SPTMNR  currently  leases  the  Facilities  to  the  Mariner
Licensees; and

         WHEREAS, the Mariner Licensees hold the licenses to operate the Facilities; and

         WHEREAS, pursuant to a Settlement Agreement, dated as of March __, 2000 (the "Settlement Agreement"), among Mariner, the Mariner Licensees, Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), SPTMNR, the Proposed SNH Licensees and the Manager, the Mariner Licensees have requested SPTMNR, and SPTMNR has agreed, to accept a surrender (through SPTMNR's designees the Proposed SNH Licensees), of the Mariner Licensees' lease of the Facilities, subject to, and upon, the terms and conditions contained therein; and

         WHEREAS, in connection therewith, the Proposed SNH Licensees are submitting the applications, filings and other documentation necessary to receive all governmental licenses, permits, approvals, authorizations, provider agreements and certificates and determinations of need in order for the Proposed SNH Licensees to operate the Facilities as licensees and to receive Medicare and Medicaid reimbursement for the services provided therein (such licenses, permits, approvals, authorizations, provider agreements, and certificates and determinations of need are hereafter referred to individually, as a "Necessary License" and collectively, as the "Necessary Licenses"); and

         WHEREAS, the Proposed SNH Licensees and the Mariner Licensees desire to enter into certain arrangements regarding the management of the Facilities and, more specifically, to provide for the Mariner Licensees to operate the Facilities pending, and in anticipation of, the receipt by the Proposed SNH Licensees or the Manager of the Necessary Licenses (the date on which any Proposed SNH Licensee or the Manager shall have received all such Necessary

Licenses with respect to a Facility being referred to herein as such Facility's "SNH Licensing Date"), and to consult and cooperate with the Proposed SNH Licensees' designee, the Manager, in connection therewith;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Mariner Licensee; Interim Occupancy Agreements. Each Facility shall continue to be operated subject to the direction and control of the relevant Mariner Licensee until such Facility's SNH Licensing Date and, in connection therewith, each such Mariner Licensee (i) shall retain ultimate authority over the business, policies, operations and assets of the Facility, (ii) shall remain the responsible licensee of such Facility and, as such, be fully liable and legally accountable at all times to all patients, governmental agencies and third parties for all patient care and funds, and all other aspects of the operation and maintenance of the Facility, and (iii) shall perform those general and specific duties described in Sections 2 and 3 hereof.

         In order to permit the foregoing, each Mariner Licensee is, simultaneously herewith, entering into an Interim Occupancy Agreement (collectively, the "Occupancy Agreements"), [in the form attached hereto as Schedule C,] with the relevant Proposed SNH Licensee, pursuant to which the Proposed SNH Licensee shall grant to such Mariner Licensee the right to occupy such Facility and use certain related personal property for purposes of exercising its rights, duties and obligations hereunder.

         The Mariner Licensees, the Proposed SNH Licensees and the Manager agree that, subject in all events to the provisions of the first paragraph of this
Section 1, the SNH Proposed Licensees or the Manager may from time to time, notify the Mariner Licensees that the Manager is prepared to provide any one or more of those services (the "Designated Services") designated in Schedule D attached hereto (the "Designated Services Schedule"), with respect to any one or more of the Facilities, and from and after the date specified in such notice, the Mariner Licensee shall delegate to Manager and the Manager shall assume and perform such Designated Services. The Mariner Licensees, the Proposed SNH Licensees and the Manager shall reasonably cooperate in the transition of the responsibility for such Designated Service(s) to the Manager, subject to the continued authority and responsibility of the Mariner Licensee referred to herein.

         The Mariner Licensees, the Proposed SNH Licensees and the Manager acknowledge and agree that the Mariner Licensees have agreed in this Agreement that the Mariner Licensees may continue to provide certain services after the SNH Licensing Date. The Mariner Licensees, the Proposed SNH Licensees and the Manager acknowledge and agree, however, that, from and after the SNH Licensing Date with respect to a Facility, the relevant Proposed SNH Licensee shall direct and control the operations of such Facility and, in connection therewith, shall have ultimate authority over the business, policies, operation and assets of the Facility and be the responsible licensee of such Facility and, as such, be fully liable and legally accountable at all times to all patients and governmental agencies for all patient care and funds at such Facility, and all other aspects of the operation and maintenance of such Facility.

2. General Duties. The Mariner Licensees shall manage and supervise the day-to-day operation of the Facilities with the objective of providing skilled nursing, intermediate care and residential services to patients and residents of the Facilities and to carry out general management functions with respect to the Facilities, including, but not limited to, the following: supervise the performance of all administrative functions as may be necessary in the management and operation of the Facilities; select, hire or contract for, train, supervise, monitor the performance of, and terminate or fire, all personnel involved in the administration and day-to-day operations of the Facilities, including, without limitation, professional personnel, custodial, cleaning, maintenance, and other operational personnel, and secretarial and bookkeeping personnel; provide accounting, billing, purchasing and bill payment functions for the Facilities; maintain systems of accounts and supervise the maintenance of ledgers and other primary accounting records with respect to the Facilities; supervise the financial affairs of the Facilities; establish and supervise the implementation of operating budgets, and establish and administer financial controls over the operations and management of the Facilities; develop and establish financial standards and norms by which the income, costs, and operations of the Facilities may be evaluated; operate, maintain and administer the information management systems of the Facilities; maintain patients' medical records in accordance with all applicable state and Federal requirements; furnish reports and economic and statistical data in connection with or relative to the management of the Facilities in order to comply with applicable laws and regulations; represent the Facilities in their dealings with regulatory authorities, patients, personnel, agents for collection, insurers and, at the request of the Proposed SNH Licensees, creditors; prepare and file with applicable state Medicaid programs and the Medicare program and all other public and private third party reimbursement programs (collectively, "third party payors") all required cost reports; administer trust funds for the benefit of residents of the Facilities and prepare and file all accounts for such funds required by applicable law; maintain listings of all residents of the Facilities and the persons or third party payors responsible for their charges; on behalf of the SNH Entities, disburse and collect the funds of the Facilities in accordance with the provisions of Section 9.1 hereof, and pay the debts and fulfill the obligations of the Facilities incurred subsequent to the Effective Time (as hereafter defined); market the services of the Facilities; manage and supervise the admission and discharge of residents as required by state and Federal laws; and generally see to the operations and management of the Facilities, the marketing of their services, planning for future operations, and the establishment and implementation of policies for the Facilities.

3. Specific Duties. The Mariner Licensees shall have the following specific duties:

         3.1 Employees. The Mariner Licensees shall recruit, evaluate, and select qualified nursing home administrators who shall be responsible for the functional operation of the Facilities and supervision of personnel at the
Facilities, on a day-to-day basis, as well as all on-site professional, custodial, food service, cleaning, maintenance, clerical, secretarial, bookkeeping, management, collection, and other employees for the day-to-day operations of the Facilities. Such administrators and all such other personnel shall be employees of the Mariner Licensees, and, subject to the provisions of
Section 5 hereof (providing for the Proposed SNH Licensees to pay expenses set forth in the Expense Statement (including, without limitation, those expenses specified in Section 5.1(a)) the Mariner Licensees shall have full responsibility for payment of their wages, salaries, and other compensation and benefits. The Mariner Licensees shall establish such personnel policies, wage structures, and staff schedules as they deem necessary and advisable in accordance with applicable law. The Mariner Licensees shall have authority to continue to employ and to discharge employees. The Mariner Licensees shall maintain payroll records and shall prepare and process employee payrolls, and returns of withholding taxes in accordance with current payroll schedules in place at each Facility.

         Anything in this Section 3.1 to the contrary notwithstanding, the Manager shall offer employment to all or substantially all of the qualified nursing home administrators and other employees at the Facilities as soon after the Effective Time as is reasonably practicable. The Mariner Licensees acknowledge that the ability of the Manager to make any such offer is contingent upon the employees being employable under state and Federal law and may be subject to the Proposed SNH Licensees' and the Manager's receipt of all licenses, permits, approvals, authorizations, provider agreements, and certificates and determinations of need as are necessary for the Proposed SNH Licensees and the Manager to operate the Facilities as licensees and to receive Medicare and Medicaid reimbursement for the services provided therein, and that in any event the Manager will first have to implement an appropriate accounting and payroll function. The Mariner Licensees further acknowledge that the Manager may not hire all such employees on the same date or at the same time. The Mariner Licensees agree to cooperate with the Manager in connection with such offers of employment and to release any personnel to whom the Manager offers employment from any employment agreements, non-competition, non-solicitation and non-disclosure agreements or common law obligations relating to their employment with the Mariner Licensees to which they may be a party or subject.

         3.2 Purchasing. The Mariner Licensees shall (subject to Section 5) purchase, in the name, and for the account, of the Proposed SNH Licensees, all necessary supplies, foodstuffs, materials, appliances, tools, and equipment customarily used in the operation of the Facilities. The Mariner Licensees shall use commercially reasonable efforts to limit purchasing costs and to maintain such costs at a level reasonably calculated to allow the Facilities to operate profitably. The Mariner Licensees may, but shall not be obligated to, make such purchases in bulk under a centralized purchasing system established by them for other facilities under their operation or management in order to minimize costs. The Mariner Licensees shall arrange contracts for electricity, gas, telephone, and any other utility or service necessary to the operation of the Facilities, in each case in the name, and for the account, of the Proposed SNH Licensees. The Mariner Licensees shall, on their own behalf and/or on behalf of the owner of the buildings and real property in and on which the Facilities are located (the "Real Property Owner"), contract for and supervise the making of any necessary repairs, alterations, and improvements to the Facilities, provided that in the case of any repair, alteration or improvement, the cost of which exceeds $5,000, the Mariner Licensees shall obtain the prior approval of the Proposed SNH Licensee/Manager, except that no such prior approval shall be required if the expenditure is made under circumstances reasonably requiring emergency action. The Mariner Licensees shall prepare such certifications as to expenses incurred in the operation of the Facilities as may be required in order to comply with applicable law and regulations, including, without limitation, law and regulations applicable to preparation and submission of cost reports.

         3.3 Bookkeeping. The Mariner Licensees shall establish and maintain a record and bookkeeping system for the operation and conduct of the Facilities in accordance with generally accepted accounting principles. Full books of account with entries of all receipts and expenditures of the Facilities shall be open for inspection by representatives of Proposed SNH Licensees and Manager upon reasonable notice and at reasonable times.

         3.4 Financial Reports. The Mariner Licensees shall: (a) as soon as reasonably possible after the close of each calendar month, furnish to the Proposed SNH Licensee and Manager a statement of income for the month and for the year to date, together with a detailed statement of billings, cash receipts, cash disbursements, accounts payable and accounts receivable (in hard copy and, to the extent possible, in electronic format); (b) in the event the Proposed SNH Licensee or Mariner Licensee is required by applicable law, regulations or the provisions of any material contract to which it is a party or by which it is bound or at such other time as the Proposed SNH Licensees may elect in their reasonable discretion, to conduct an audit of the Facilities' financial performance, make available all books and records of the Facilities on a timely basis and cooperate fully with any auditors or accountants selected by Proposed SNH Licensee; (c) as soon as reasonably possible after the close of each applicable reporting period for rate setting purposes, and not later than the applicable deadline, prepare and submit a cost report for each Facility (and including in any event, any short-year cost report required to be submitted by the Mariner Licensee or Proposed SNH Licensee), showing the costs and expenditures relating to resident care for such Facility and such other information as is required by the applicable governmental authority, each such report being in all material respects (including as to form) in compliance with the requirements of such applicable governmental authority; and (d) cooperate with and furnish information to each Proposed SNH Licensee and Manager in a timely manner in connection with the preparation of applications by such Proposed SNH Licensee for any Necessary Licenses with respect to the Facilities.

         3.5 Marketing. The Mariner Licensees shall use commercially reasonable efforts to market the services of the Facilities in order to maintain the patient or resident census at the Facilities in such numbers and of such categories as, in the Mariner Licensees' judgment, will tend to maintain the financial stability of the Facilities and to ensure compliance with applicable laws, regulations, orders and judgments applicable to the Facilities. The Mariner Licensees may design and implement programs with third party payors, such as insurance companies, federal agencies and state and local agencies, for services to patients on a contract basis, for the purpose of improving the financial stability of the Facilities.

         3.6 Liaison with Agencies. In consultation with the Proposed SNH Licensees and Manager, the Mariner Licensees shall appear in, prosecute and defend all formal and informal proceedings before any and all local, state and federal agencies which regulate the Facilities. Each of the Mariner Licensees, the Proposed SNH Licensees and Manager shall promptly inform the others of the commencement of any such proceedings known to it which may have a material impact upon the operation of the Facilities or which affect reimbursement for services provided in or by the Facilities, including challenging any findings of violations or the creation of a duty to correct.

         3.7 Insurance. The Mariner Entities shall obtain on behalf of themselves, the Proposed SNH Licensees, the Manager and the Real Property Owners for each Facility, as their interests may appear, all customary liability, fire and extended coverage, professional or malpractice liability and worker's compensation insurance covering the Facilities, any equipment used in connection with the Facilities, the Facilities' employees, and the Mariner Entities, the

Proposed  SNH  Licensees,  the  Manager  and the Real  Property  Owners for each
Facility, as their interests may appear, in such amounts and with such deductibles and other provisions as may be reasonably agreed upon by the Mariner Entities, the Proposed SNH Licensees, the Manager and the Real Property Owners.

         3.8 Technical and Professional Services. The Mariner Entities may secure such engineering, legal, and other specialized technical and professional services as may be necessary to advise or to represent the Mariner Entities, the Proposed SNH Licensees, the Manager and the Real Property Owners for each
Facility, in connection with any matter involving or arising out of the operation of the Facilities or the conduct of the Facilities.

         3.9 Necessary Licenses. Upon receipt by the relevant Proposed SNH Licensee or the Manager of the Necessary Licenses with respect to a Facility, the Proposed SNH Licensee or the Manager shall give the relevant Mariner Licensee prompt written notice.

         3.10 Collections, Accounts, Disbursements and Termination Accounting.

                  (a) Billing. The Mariner Licensees shall prepare and submit bills for all moneys owing, whether from patients or third party payors, for services provided by or at the Facilities at any time, whether prior to ______ o'clock p.m. on [day preceding the Closing] (the "Effective Time") or after the Effective Time.

                  (b) Collection of Accounts Receivable. The Mariner Licensees acknowledge that, from and after the Effective Time, (i) the Proposed SNH Licensees shall, to the extent permitted by applicable law, own all accounts receivable which relate to or arise out of services provided by or at the Facilities from or after the Effective Time (the "Post-Effective A/R"), (ii) the Mariner Licensees shall make and effect collections of all Post-Effective A/R,
(iii) the Mariner Licensees shall establish new bank accounts (the "New A/R Accounts") in the name of each Mariner Licensee at such local banks to be agreed upon by the Proposed SNH Licensees and the Mariner Licensees, and shall instruct all Third Party Payors and other Persons (as such terms are defined in the Settlement Agreement) that directly deposit monies into the existing bank accounts (the "Existing A/R Accounts") with respect to the Retained Facilities to terminate such direct deposit and commence depositing such monies into the New A/R Accounts from and after the date that is sixty (60) days after the Effective Time (the "Account Transfer Time") or as soon as is practicable thereafter (and the Mariner Licensees shall take such further action as may be reasonably necessary to cause such Third Party Payors and other Persons to comply with such instructions so that all Post-Effective A/R are deposited into the New A/R Accounts from and after the Account Transfer Time or as soon as is practicable thereafter), (iv) the Mariner Licensees shall continue to endorse and deposit all monies, checks, drafts or other instruments or items received as payment for any Post-Effective A/R with respect to any Facility into the Existing A/R Accounts until the Account Transfer Time, (v) the Mariner Licensees shall endorse and deposit all monies, checks, drafts or other instruments or items received as payment for any Post-Effective A/R from and after the Account Transfer Time into the New A/R Accounts, (vi) within five (5) days of the applicable Proposed SNH Licensee's request therefor (but no sooner than the applicable SNH Licensing Date), the Mariner Licensees shall assign, set over and transfer the New A/R Accounts to the Proposed SNH Licensees, and (vii) the Mariner Licensees shall disburse all proceeds attributable to Post-Effective A/R deposited in the Existing A/R

Accounts or the New A/R Accounts or otherwise received or held by the Mariner Licensees to the Proposed SNH Licensees (or to such other Person as the Proposed SNH Licensees may direct) within five (5) days of the Mariner Licensees' receipt thereof.

         The SNH Entities and the Mariner  Licensees  acknowledge and agree that
(i) the Mariner Licensees shall continue to own all accounts receivable which relate to or arise out of services provided by or at the Facilities prior to the Effective Time (the "Pre-Effective A/R"), (ii) the Mariner Licensees shall be entitled to retain all proceeds attributable to Pre-Effective A/R deposited in the Existing A/R Accounts or the New A/R Accounts or otherwise received or held by the Mariner Licensees, and (iii) the Proposed SNH Licensees shall disburse to the Mariner Licensees (or to such other Person as the Mariner Licensees may direct) all such Pre-Effective A/R within five (5) days of the SNH Licensees' receipt thereof.

                  (c) Books and Records. During the term of this Agreement, the Mariner Licensees shall keep accurate and complete books and records of all receipts with respect to all billing, accounts receivable, all deposits and other transactions whether to the Existing A/R Accounts, the New A/R Accounts, or to other checking accounts, which books and records shall be made available to the SNH Licensees and the Manager upon request, and after termination of this Agreement shall make such books and records available to the Proposed SNH Licensees and the Manager to the extent necessary to enable the Proposed SNH Licensee and the Manager to comply with all applicable laws and regulations, including regulations governing preparation and submission of cost reports. The Mariner Licensees shall timely prepare and file any cost reports which applicable laws and regulations require that they file after the termination of this Agreement.

         3.11 Patient Trust Accounts. At such time as a Proposed SNH Licensee has received all Necessary Licenses with respect to a Facility and has given the Mariner Licensee notice as provided in Section 3.9, the Mariner Licensee will transfer the patient trust accounts held for the benefit of residents of such Facility to the Proposed SNH Licensee, together with all records and an accounting regarding such accounts.

4. Fee. The Mariner Licensees shall earn, for services rendered by them hereunder, a servicer fee (the "Fee") on a Facility-by-Facility basis for each calendar month during the term of this Agreement in an amount equal to the lesser of (i) five percent (5%) of net patient revenues (as defined below) of such Facility for such month and (ii) an amount calculated by multiplying (A) the sum of the Designated Services Percentages, as specified in the Designated Services Schedule, attributable to the Designated Services being performed by the applicable Mariner Licensee at such Facility for such month by (B) the amount of net patient revenues of such Facility for such month.

         Until the Agreed Deficiency shall have been reduced to zero (0), payment of the Fee shall be made by dollar-for-dollar reduction of the Reduced Deficiency (as such term is defined in the Settlement Agreement). Notwithstanding anything to the contrary contained in this Section 4, in each of the first three (3) months of the term hereof, the Fee earned by the Mariner Licensees hereunder shall be not less than Four Hundred Thousand ($400,000) (regardless of the amount of net patient revenues at the Facilities for such month or whether the Manager shall have elected to discontinue the Mariner Licensees' provision of any services specified herein during such period).

         As used in this Agreement, "net patient revenues" shall mean, for any period, the aggregate amount of all revenues (determined in accordance with generally accepted accounting principals, consistently applied), received by, or by reason of the operation of, such Facility during such period, but excluding
(a) revenues from professional fees or charges by physicians and unaffiliated providers of ancillary services to the extent such charges are paid over to, or separately billed by, such physicians and unaffiliated providers, (b) non-operating revenues, (c) revenues attributable to services provided off-site to non-patients, and (d) all revenues, if any, attributable to child care services provided primarily to employees of such Facilities, but in all events excluding any revenues generated for services provided to patients referred by any Mariner Entity.

5. Expenses.

         5.1 During the period from and after the Effective Time to, but excluding, the date of termination of this Agreement, for each Facility, the Mariner Licensee shall provide the Proposed SNH Licensees and the Manager with a weekly statement of expenses of the type listed below to the extent incurred in the operation and management of such Facility (the "Expense Statements") accompanied by such documentation as the Proposed SNH Licensee and the Manager shall reasonably request:

                  (a) salary and expenses (including, without limitation, payroll taxes, workers' compensation, costs of employee benefit plans (or such portion thereof as is properly allocable to such Facility), travel, insurance, and fidelity bonds) of employees at such Facility, including, without limitation, administrative, professional, custodial, food service, cleaning and maintenance, operational, secretarial and bookkeeping personnel;

                  (b) all supplies and equipment necessary and desirable for operation of the such Facility as a skilled nursing, intermediate care and residential facility; food; fuel; kitchen and food service equipment; linens; beds; furniture; clothing and all other supplies and equipment used in supplying services to patients;

                  (c) expenses connected directly or indirectly with the design, acquisition, disposition, lease, occupancy, ownership or operation of real and personal property devoted, used or consumed in the business of such Facility, including, without limitation, maintenance, repair, and improvement of the Facilities, and premiums, deductibles and self-insured retention amounts with respect to insurance (including, without limitation, the insurance required to be obtained pursuant to Section 3.7 hereof (except that the premiums for such insurance shall be allocated among the facilities covered thereby on such basis as the Mariner Licensees deem commercially appropriate based on their experience in such matters and reasonable business judgment, including an assessment by the Mariner Licensees of the differing risk profiles associated with the facilities and business of the Mariner Licensees, on the one hand, and the Facilities and the business of the Proposed SNH Licensees, on the other)); and

                  (d) all other costs, expenses and liabilities arising out of the operation, maintenance and management of the Facilities, including, without limitation, fees of professionals engaged to fulfill the Mariner Licensees' obligations under Section 3.6 and Section 3.8, but excluding those costs, expenses and liabilities arising out of any such Mariner Licensee's gross negligence or willful misconduct.

         5.2 The following expenses of the Mariner Licensees shall be for the sole account of the Mariner Licensees and shall not be subject to reimbursement hereunder: (a) overhead and ordinary administrative expenses, salary (including, without limitation, payroll taxes, workers' compensation, costs of employee benefit plans, travel, insurance and fidelity bonds) of financial, accounting and other personnel employed by the Mariner Licensees to provide centralized billing, collection, bill paying, accounting, record keeping, information management, purchasing, personnel and policy planning services to any Facility, it being understood that in no event shall the salary of the administrator of a Facility be an expense of the Mariner Licensees; and (b) any losses, cost and expenses under Section 11(a).

         5.3 The Proposed SNH Licensees shall cause the Manager to establish a bank account under its name and control and to deposit and maintain a minimum balance therein of $100,000. The Mariner Licensees shall have signing authority with respect to such account and weekly, upon approval of the Expense Statement, the Manager shall fund such account with an amount sufficient (over and above the minimum balance) to fund and for the purpose of paying the expenses set forth in the Expense Statement. If any Mariner Licensee advances its own funds for any approved Expense Statement expense, the Manager and the Proposed SNH Licensees shall promptly reimburse such Mariner Licensee therefor.

         5.4 Each Proposed SNH Licensee of each Facility shall pay the Manager a monthly management fee (the "Manager's Fee") for each Facility, payable prior to the __ day following the end of each calendar month during the term hereof, (i) for the first two (2) months of the term hereof, in an amount equal to the costs and expenses actually incurred by the Manager in connection with the performance of its duties hereunder during such calendar month, and (ii) thereafter, in an amount equal to 4.5% of net patient revenues for such Facility for such calendar month.

6. Access to Records. For the time and to the extent required by applicable law, including, without limitation, Section 1861(v)(1)(I) of the Social Security Act, the Mariner Licensees shall retain, and shall permit the Comptroller General of the United States, the U.S. Department of Health and Human Services, and their respective duly authorized representatives, and duly authorized state representatives, access to examine or copy this Agreement and such books, documents, and records as are reasonably necessary to verify the nature and extent of goods and services supplied and the costs of the goods and services supplied, and the payments claimed under this Agreement. In the event any Mariner Licensee provides any of its services under this Agreement pursuant to a subcontract and if (i) the services provided pursuant to the subcontract have a value or cost of $10,000 or more over a twelve (12) month period and (ii) the subcontract is with a related organization, then such Mariner Licensee agrees that the subcontract shall contain a clause requiring the subcontractor to retain and allow access to its records on the same terms and conditions as required by such Mariner Licensee.

7. Duty of Mariner Licensees; Prohibited Transactions. The Mariner Licensees shall render the services called for hereunder in good faith. Other than the Fee, none of the Mariner Licensees or any person, firm or corporation which, directly or indirectly owns or controls, is owned or controlled by, or is under direct or indirect common ownership or control with the Mariner Licensees or any person related by blood or marriage within the third degree to persons in such control (an "Affiliate"), shall receive any remuneration (other than reimbursements and other payments expressly provided for herein), whether direct or indirect, for any purchases of goods or services made on behalf of the Mariner Licensees, the Proposed SNH Licensees or the Manager, and none of the Mariner Licensees or any of their Affiliates shall markup, increase the price, or obtain any premium for goods or services purchased by any Mariner Licensee on behalf of or for the benefit of the Mariner Licensees, the Proposed SNH Licensees or the Manager.

8. Relationship of Parties. No party to this Agreement is a partner or joint venturer with any other party, and nothing herein shall be construed so as to make them such partners or joint venturers or impose on any of them any liability as partners or joint venturers.

9. Term and Termination.

         9.1 The term of this Agreement shall commence at the Effective Time and shall continue in full force for twelve (12) months unless earlier terminated as provided below, and thereafter, from month to month thereafter unless terminated upon not less than thirty (30) days' prior written notice from the Proposed SNH Licensees or the Mariner Licensees to the other.

         Subject to the provisions of the first paragraph in Section 1 of this Agreement, the Proposed SNH Licensees shall have the further right from time to time to require the Mariner Licensees' to discontinue provision of any or all services hereunder to any one or more of the Facilities upon not less than thirty (30) days' prior written notice to the relevant Mariner Licensee.

         If there is a final adverse determination with respect to any Necessary Licenses, provided that the Proposed SNH Licensee shall have exhausted all appeals with respect thereto, this Agreement shall terminate with respect to the Facility(ies) which would be affected.

         9.2 From and after the effective date of termination of this Agreement in accordance with Section 9.1, the Mariner Licensees shall not be entitled to compensation for further services hereunder (and, in the case of the discontinuation of services at a Facility in accordance with Section 9.1, from and after the effective date of such discontinuance, the Mariner Licensees shall not be entitled to compensation for further services with respect to such Facility). Upon termination or discontinuance, the relevant Mariner Licensees shall forthwith:

                  (a) pay over to the relevant Proposed SNH Licensee all collections of Post-Effective A/R received by the Mariner Licensees pursuant to this Agreement;

                  (b) deliver to the relevant Proposed SNH Licensees and the Manager a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to them; and

                  (c) deliver to the relevant Proposed SNH Licensees and the Manager, as the case may be, all property and documents of any of them (including, without limitation, health care and other patient records) then in the custody of the Mariner Licensee(s).

10. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered addressed as follows:

                  (a)      if to the Manager:

                           Five Star Quality Care, Inc.
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                  (b)      with copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, MA 02109
                           Attention:  Nancy S. Grodberg, Esq.
                           Telecopy No.:  617-338-2880

                  (c)      if to the Mariner Licensees:

                           AMS Properties, Inc.
                           On Ravinia Drive, Suite 1500
                           Atlanta, Georgia 30346
                           Attention:  Associate General Counsel
                           Telecopy No. 770-698-8199

                           and to:

                           GCI Health Care Centers, Inc.
                           One Ravinia Drive, Suite 1500
                           Atlanta, Georgia  30346
                           Attention:  Associate General Counsel
                           Telecopy No. 770-698-8199

                  (d)      If to the Proposed SNH Licensees:

                           SHOPCO-AZ, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-CA, LLC

                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-COLORADO, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

                           SHOPCO-WI, LLC
                           400 Centre Street
                           Newton, MA  02458
                           Attention:  Treasurer
                           Telecopy No.:  617-796-8349

or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered, when telecopied, if transmitted by telecopier or upon the expiration of the fifth Business Day after being deposited in the mails, if mailed.

11.      Indemnification.

                  (a) Mariner Licensees' Indemnification. The Mariner Licensees, jointly and severally, shall protect, indemnify and hold harmless each of the Proposed SNH Licensees, the Manager and their respective agents, employees, officers, directors, partners, members, trustees, attorneys, successors or assigns (hereafter the "SNH Indemnitees," and when referred to singly, an "SNH Indemnitee") for, from and against any and all debts, obligations, damages, penalties, liabilities, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses actually incurred) to the maximum extent permitted by law imposed upon, incurred by or asserted against any Indemnitee and arising in connection with any act, omission or obligation of any Mariner Licensee hereunder, under its Interim Occupancy Agreement, or otherwise in connection with the Mariner Licensees' activities in operating or overseeing the operation of any of the Facilities. The Mariner Licensees, at their expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any SNH Indemnitee or may compromise or otherwise dispose of the same, with the relevant SNH Indemnitee's prior written consent (which consent may not be unreasonably withheld or delayed).

                  (b) Proposed SNH Licensees' and Manager's Indemnification. The Proposed SNH Licensees and the Manager (collectively referred to as the SNH Indemnitors), jointly and severally, shall protect, indemnify and hold harmless each of the Mariner Licensees and their respective agents, employees, officers, directors, partners, members, trustees, attorneys, successors and assigns (hereafter the "Mariner Indemnitees" and when referred to singly, "Mariner Indemnitee") for, from and against any and all debts, obligations, damages, penalties, liabilities, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties, or expenses (including, without limitation, reasonable attorney's fees and expenses actually incurred) to the maximum extent permitted by law imposed upon, incurred by or asserted against any Mariner Indemnitee and arising in connection with any act, omission or obligation of any SNH Indemnitor hereunder, under the Interim Occupancy Agreements, or otherwise in connection with the SNH Parties' activities in operating or overseeing the operation of any of the Facilities. The SNH Parties', at their expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Mariner Indemnitee or may compromise or otherwise dispose of the same, with the relevant Mariner Licensee's prior written consent (which consent may not be unreasonably withheld or delayed).

         The provisions of this Section 11 shall survive the termination of this Agreement.

12.      Miscellaneous.

         12.1 This Agreement shall not be changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto or their respective successors or assigns.

         12.2 Non-Assignability. This Agreement shall not be assigned by any party without the consent of the other party and this Agreement shall be binding upon and shall inure to the benefit of consented to successors and assigns.

         12.3 Governing Law. This Agreement shall be governed by, interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of the Commonwealth of Massachusetts which are to be performed entirely within the Commonwealth of Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of the jurisdiction other than the Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

         12.4  Entire  Agreement.  This  Agreement,   together  with  the  other
agreements contemplated by, referred to in, or contemplated by agreements referred to herein, together constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and cancel any preexisting agreements with respect to such subject matter.

         12.5 Attorney's Fees and Costs. If any action is brought for the enforcement of this Agreement, or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action in addition to any other relief to which it may be entitled.

         12.6 Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder, any confidential non-public information of the others which is obtained by any of them in connection with the transactions contemplated by this Agreement.

         12.7 Cooperation; Commercially Reasonable Efforts. The parties shall cooperate in good faith in connection with all actions to be taken to consummate the transactions contemplated by, and to enforce the rights created by and perform the responsibilities imposed by, this Agreement and in order to assure compliance with Federal, state and local laws, rules and regulations. The parties agree to execute such amendments, modifications or supplements to this Agreement or any other agreements between or among any of the parties hereto, necessary or appropriate to assure such compliance.

         12.8 Responsibility for Compliance with Law. During the term of this Agreement, each Mariner Licensee will keep in full force and effect all licenses, permits, approvals, authorizations, provider agreements, and certificates or determinations of need necessary for such Mariner Licensee to occupy and operate its Facilities and to receive Medicare and Medicaid reimbursement for services provided therein and the Mariner Licensees will cooperate with Proposed SNH Licensees in connection with the Proposed SNH
Licensees obtaining provider agreements to ensure there is no period during which neither a Mariner Licensee nor a Proposed SNH Licensee is entitled to reimbursement for services provided at the Facilities.

         12.9 Bankruptcy Court Authorization. Mariner and the Mariner Licensees shall seek authorization from the United States Bankruptcy Court for the District of Delaware in order to proceed with those matters provided herein, in conjunction with the authorization sought for proceeding with the Settlement Agreement. The form of order providing authorization shall be in a form acceptable to SPTMNR, the Proposed SNH Licensees and the Manager.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                             MARINER POST-ACUTE NETWORK, INC.


                             By:________________________________
                                      Its (Vice) President


                             AMS PROPERTIES, INC.


                             By:________________________________
                                      Its (Vice) President


                             GCI HEALTH CARE CENTERS, INC.


                             By:________________________________
                                      Its (Vice) President


                             SHOPCO-AZ, LLC


                             By:________________________________
                                      Its (Vice) President


                             SHOPCO-CA, LLC


                             By:________________________________
                                      Its (Vice) President


                             SHOPCO-COLORADO, LLC


                             By:________________________________
                                      Its (Vice) President

                             SHOPCO-WI, LLC


                             By:________________________________
                                      Its (Vice) President


                             FIVE STAR QUALITY CARE, INC.

                             By:_______________________
                                      Its (Vice) President

                                   SCHEDULE A

                             PROPOSED SNH LICENSEES

1.      SHOPCO-AZ LLC, a Delaware limited liability company.

2.      SHOPCO-CA LLC, a Delaware limited liability company.

3.      SHOPCO-COLORADO LLC, a Delaware limited liability company.

4.      SHOPCO-WI LLC, a Delaware limited liability company.




                                                  SCHEDULE B

                                                  FACILITIES

                  Property Name                      Property Address                          Tenant
-------------------------------------------------------------------------------------------------------------
Cedars Health Care Center                           1599 Ingalls Street                     AMS Properties
                                                    Lakewood, CO

Cherrelyn Manor Nursing Home                        5555 South Elati                        AMS Properties
                                                    Littleton, CO

Christopher East Health Care Center                 1132 East Knapp Street                  AMS Properties
                                                    Milwaukee, WI 53202

Greentree Health Care Center                        70 Greentree Road                       AMS Properties
                                                    Clintonville, WI 54929

La Mesa Health Care Center                          2470 S. Arizona Avenue                  GCIHCC
                                                    Yuma, AZ 85364

La Salette Health Care & Rehabilitation Center      537 E. Fulton                           GCIHCC
                                                    Stockton, CA 95204

Lancaster Health Care Center                        1642 West Avenue "J"                    AMS Properties
                                                    Lancaster, CA

Northwest Health Care Center                        7800 West Fond du Lac Avenue            AMS Properties
                                                    Milwaukee, WI 53218

Pine Manor Health Care Center                       East Side of County Y Highway           AMS Properties
                                                    Embarrass (Clintonville), WI

River Hills West Health Care Center                 321 Riverside Drive                     AMS Properties
                                                    Pewaukee, WI 53072

Sunny Hill Health Care Center                       4325 Nakoma Road                        AMS Properties
                                                    Madison, WI

Sunquest Village of Yuma                            265 East 24th Street                    GCIHCC
                                                    Yuma, AZ 85364

Thousand Oaks Health Care Center                    93 West Avenida de los Arobules         AMS Properties
                                                    Thousand Oaks, CA 91360

Van Nuys Health Care Center                         6835 Hazeltine Avenue                   AMS Properties
                                                    Van Nuys, CA 91405

Village Green Nursing Home                          2932 North 14th Street                  GCIHCC
                                                    Phoenix, AZ 85094

Virginia Health Care Center                         1471 Waukesha Avenue                    AMS Properties
                                                    Waukesha, WI

Woodland Health Care Center                         18740 W. Bluemound Road                 AMS Properties
                                                    Brookfield, WI

                                   SCHEDULE C

                           FORM OF OCCUPANCY AGREEMENT


                               See attached copy.



               [See Schedule 3.5-B to the Settlement Agreement.]

                                   SCHEDULE D


                               Designated Services


     Information Technology Support                              1.0%

            Reimbursement                                        0.5%

Accounts Payable and Payroll Processing                          1.5%

   Facility, Regional and Clinical                               2.0%
   (Quality Assurance) Operations

                                 SCHEDULE 3.5-B

                       FORM OF INTERIM OCCUPANCY AGREEMENT

                           INTERIM OCCUPANCY AGREEMENT

         This Interim Occupancy Agreement (this "Interim Occupancy Agreement") is made this ___ day of 2000, between [insert name of applicable New Operator], a Delaware corporation ("Sublessor"), and [insert name of applicable Mariner Licensee], a Delaware corporation ("Sublessee").

                                   WITNESSETH

         WHEREAS, SPTMNR Properties Trust, a Maryland real estate investment trust ("SPTMNR"), and Sublessor are parties to an Amended and Restated Master Lease Agreement, dated as of ____________ ___, ______ (the "Lease"), with respect to the skilled nursing facility known as "[insert name of facility]" (the "Facility"); and

         WHEREAS, SPTMNR, Sublessor, Sublessee and various other parties have entered into a Settlement Agreement (the "Settlement Agreement"), pursuant to which Sublessee has agreed to manage the operation of the Facility on the terms contained therein and in an Interim Management Agreement, dated as of the date hereof (the "Interim Management Agreement"), between Sublessor and Sublessee; and

         WHEREAS, in order to accomplish the foregoing, Sublessor has agreed to sublease the Facility to Sublessee on the terms contained herein;

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be bound, hereby agree as follows:

         1. Sublease. Upon and subject to the terms and conditions hereinafter set forth, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, all of Sublessor's right, title and interest in, to, under or relating to the real property, improvements, fixtures and related rights constituting the Facility (the "Demised Premises"), including, without limitation, any leasehold rights of Sublessor relating to the use or occupancy thereto, and Sublessor agrees that Sublessee has and will continue to have throughout the term of this Interim Occupancy Agreement, the right to use and occupy the Demised Premises as the licensed operator of the Facility.

         2. Term. The term of this Interim Occupancy Agreement shall commence on the date hereof, and shall end on the earlier of (i) the date on which Sublessee's obligation to provide services in connection with the management of the operation of the Facility under the Interim Management Agreement shall have expired or been terminated pursuant to the terms thereof and (ii) the SNH Licensing Date (as defined in the Interim Management Agreement). Sublessor and Sublessee acknowledge that under the Interim Management Agreement, Sublessor may terminate Sublessee's provision of one or more services thereunder, and that if Sublessor shall elect to do so, this Interim Occupancy Agreement shall remain in effect notwithstanding such termination until Sublessor shall have elected to terminate Sublessee's provision of all services under the Interim Management Agreement with respect to the Facility.

         3. Rent. Sublessee shall pay to Sublessor as the rent under this Interim Occupancy Agreement (the "Rent"), all net patient revenues derived from the operation of the Facility during the term of this Interim Occupancy Agreement to the extent such net patient revenues are actually collected by Sublessee. Except as expressly set forth in the preceding sentence, Sublessee shall have no obligation to pay any amounts or perform any obligations in respect of this Interim Occupancy Agreement; it being the purpose and intent of Sublessor and Sublessee that this Interim Occupancy Agreement is a gross lease and that except for the payment of the Rent, all costs, fees, taxes, impositions, utility charges, repairs, alterations, restorations, charges, expenses, reimbursements and obligations of every kind and manner whatsoever relating to the Demised Premises which may arise or become due during or after the term of this Interim Occupancy Agreement, shall be paid and discharged by Sublessor.

         4. Surrender of Possession. At the end of the term of this Interim Occupancy Agreement, Sublessee shall surrender the Facility to Sublessor and, if Sublessee shall fail to do so, Sublessee shall be a tenant-at-sufferance subject to all of the terms of this Interim Occupancy Agreement except that Rent shall be twice the Rent in effect immediately prior to the expiration or termination hereof. Sublessee shall be liable for all damages incurred by Sublessor as a result of such holding over.

         5. No Subletting or Assignment. Sublessee shall not sublet or assign any or all of the Facility without the prior consent of Sublessor; provided, however, that the foregoing shall not be deemed to prohibit Sublessee from permitting patients or residents to occupy the Facility in the ordinary course of Sublessee's business.

         6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or on the date of actual receipt, if sent by certified or registered mail, postage prepaid and return receipt requested, or one business day after being sent by nationally recognized overnight courier service, properly addressed and postage prepaid to the party entitled to receive such notice at the address stated below:

If to the Sublessor:                ____________________
                                    400 Centre Street
                                    Newton, MA 02458
                                    Attention: Treasurer

with a copy to:                     Sullivan & Worcester LLP
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attention:  Nancy S. Grodberg, Esq.

If to the Sublessee:                ____________________
                                    One Ravinia Drive, Suite 1500
                                    Atlanta, GA 30346
                                    Attention:  Associate General Counsel
with a copy to:                     Powell, Goldstein, Frazier & Murphy
                                    191 Peachtree Street
                                    Atlanta, GA 30308
                                    Attention:  Douglas S. Gosden, Esq.

7.      Miscellaneous.

                  (a) All the terms and provision of this Interim Occupancy Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall be entitled to assign its rights or obligations under this Sublease without the prior consent of the other party hereto.

                  (b) The headings in this Interim Occupancy Agreement are for convenience of reference only and shall not limit or otherwise affect the terms hereof.

                  (c) This Interim Occupancy Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Facility is located, without giving effect to contrary conflicts of law principles.

                  (d) This Interim Occupancy Agreement may be executed in separate counterparts, each of which shall be considered an original, and all of which, when taken together, shall constitute one and the same instrument.

                  (e) This Interim Occupancy Agreement (including the Schedules and Exhibits hereto), and the other documents and instruments specifically provided for herein and therein, contain the entire understanding between the parties concerning the subject matter hereof and thereof, and except as expressly provided for herein or therein, supersede all prior understandings and agreements whether oral or written, between them with respect to the subject matter hereof and thereof.

                  (f) Neither this Interim Occupancy Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Sublessor and Sublease.

                  (g) Any rights or remedies that any party hereto may have under this Interim Occupancy Agreement with respect to any matter shall not be deemed to be such party's exclusive rights or remedies with respect to such matter arising out of the Settlement Agreement (or any of the Transaction Documents referred to therein), and any party may exercise its rights and remedies under this Interim Occupancy Agreement or the Settlement Agreement (or any of the Transaction Documents referred to therein) concurrently with any such other rights or remedies, or in any order that it determines in its sole and absolute discretion.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Interim Occupancy Agreement to be executed and delivered by their respective officers hereunto duly authorized.

SUBLESSOR:                                     SUBLESSEE:

[insert name of applicable New Operator]       [insert name of Mariner Licensee]



By:___________________________                  By:___________________________
Its: _________________________                  Its: _________________________

                                  SCHEDULE 3.6

                             TRANSFERRED REAL ESTATE

         [This schedule contains legal descriptions of real property.]

                                  SCHEDULE 6.7

                                   LITIGATION

                                   [Omitted.]



                                                     SCHEDULE 9.5

                                                  BEDS AND SERVICES

                Property Name                         Beds                             Services
--------------------------------------------------------------------------------------------------------------------

Cedars Health Care Center                            175/14       Skilled Nursing Facility/Assisted Living Facility

Cherrelyn Manor Health Care Center                    230         Skilled Nursing Facility

Christopher East Health Care Center                   215         Skilled Nursing Facility

Greentree Health Care Center                           69         Skilled Nursing Facility

La Mesa Health Care Center                            128         Skilled Nursing Facility

La Salette Health Care and Rehab. Center              120         Skilled Nursing Facility

Lancaster Health Care Center                           99         Skilled Nursing Facility

Northwest Health Care Center                          101         Skilled Nursing Facility

Pine Manor Health Care Center                        83/25        Skilled Nursing Facility/Facility for Dev. Disabled

River Hills West Health Care Center                   237         Skilled Nursing Facility

Sunny Hill Health Care Center                          73         Skilled Nursing Facility

Sunquest Village of Yuma                               80         Assisted Living Facility

Thousand Oaks Health Care Center                      124         Skilled Nursing Facility

Van Nuys Health Care Center                            58         Skilled Nursing Facility

Village Green Health Care Center                      127         Skilled Nursing Facility

Virginia Health Care Center                           105         Skilled Nursing Facility

Woodland Health Care Center                           226         Skilled Nursing Facility


                                  SCHEDULE 9.15

                       LABOR UNION CONTRACTS OR AGREEMENTS

1. Contract Agreement, dated as of May 1, 1998, between Local 150 Service Employees International Union AFL-CIO-CLC and Mariner Post-Acute Network, Inc. d/b/a The Shores Health and Rehabilitation Center, Northwest Healthcare Center, Christopher East Health and Rehabilitation Center, and Park Manor Heathcare Center and Healthcare Services Group, Inc., a Contractor.

2. Collective Bargaining Agreement, dated May 1, 1998, between Mariner Post Acute Network, d/b/a River Hills West Nursing Home and District 1199W/United Professionals for Quality Health Care, SEIU, AFL-CIO.

                                  SCHEDULE 9.16

                                EMPLOYEE ACCRUALS



                                   [Omitted.]

                                  SCHEDULE 9.18

                               INSURANCE POLICIES



                                   [Omitted.]

                                  SCHEDULE 9.19

                          SUBLEASES AND OTHER DOCUMENTS

Fresno Sublease Documents

         Pleasant Care Corporation

1. Tenant Purchase and Sale Agreement, dated March 31, 1993, by and among GCI Properties, Inc.("GCI Properties"), AMS Properties and Pleasant Care Corporation ("Pleasant Care") (Exhibits A through H missing).

2.       Sublease   Agreement,   dated  March  31,  1993,  by  and  between  AMS
         Properties, as sublessor, and Pleasant Care, as subtenant.

3. Assignment and Assumption of Contracts, dated as of March 31, 1993, by AMS Properties (Exhibit A missing).

4. Bill of Sale, dated March 31, 1993, by AMS Properties (Exhibit A missing).

5. Temporary Management Agreement, dated as of March 31, 1993, by and between AMS Properties and Pleasant Care.

6. Management/Transition Agreement, dated as of March 31, 1993, by and between AMS Properties and Pleasant Care.

7. Security Agreement, dated as of March 31, 1993, by and among Pleasant Care and GCI Properties, AMS Properties and GranCare.

8. Guaranty, dated as of March 31, 1993, by Emanuel I. Bernabe in favor of GCI Properties, AMS Properties and GranCare.

9. UCC-1 Financing Statement, dated March 31, 1993, by Pleasant Care in favor of GCI Properties, AMS Properties and GranCare.

10. Assignment of Leases and Rents, dated as of March 31, 1993, by AMS Properties to HRPT.

11. Assignment of Sublease Documents, dated as of March 31, 1993, by AMS Properties, GCI Properties, and GranCare to HRPT.

12. Memorandum of Sublease, made as of March 31, 1993, by and between AMS Properties and Pleasant Care.

13. UCC-1 Financing Statement (undated) by GCI Properties in favor of HRPT, as assignee.

14. UCC-2 Financing Statement by Pleasant Care in favor of HRPT, as assignee.

         Covenant Care California, Inc.

1. Assignment and Assumption of Sublease, Consent, Waiver and Estoppel Agreement, dated as of January 13, 1995, by and among HRPT, AMS Properties, Pleasant Care and Covenant Care California, Inc. ("Covenant Care").

2. Assignment of Sublease Documents, dated as of January 13, 1995, by AMS Properties to HRPT.

3. Letter Agreement, dated as of January 13, 1995, between HRPT, AMS Properties, GranCare and GCIHCC re: Transfer from Pleasant Care to Covenant Care of Rights as Sublessee under Sublease, dated as of March 31, 1993.

4.       Memorandum of Sublease, dated as of January 13, 1995.

5. UCC-1 Financing Statement, notarized January 11, 1995, by Covenant Care in favor of AMS Properties.

6. UCC-2 Financing Statement, notarized January 11, 1995, by Covenant Care in favor of AMS Properties and HRPT, as assignee

South Dakota Sublease Documents

         HealthQuest, Inc. (Southridge Health Care Center/Mom & Dad's Health Care Center)

1. Tenant Purchase and Sale Agreement, dated as of March 31, 1994, by and between GCIHCC and HealthQuest, Inc. ("HealthQuest").

2. Sublease, dated as of March 31, 1994, by and between GCIHCC and HealthQuest.

3. Transition Agreement dated as of March 31, 1994 by and between GCIHCC and HealthQuest.

4. Amended and Restated Security Agreement, made as of March 31, 1994, by and between GCIHCC and HealthQuest.

5. Assignment and Assumption of Contracts, dated as of March 31, 1994, by GCIHCC to HealthQuest.

6.       Bill of Sale, dated as of March 31, 1994 by GCIHCC.

7. Amended and Restated Promissory Note, dated as of March 31, 1994, by HealthQuest in favor of GCIHCC in the amount of $1,190,000.00.

8. Promissory Note, dated as of March 31, 1994, by HealthQuest in favor of GCIHCC in the amount of $450,000.00.

9.       Amended and Restated  Guaranty of Joseph M.  Higdon,  dated as of March
         31, 1994.

10. Omnibus First Amendment Agreement, dated as of April 15, 1994, by and between GCIHCC and HealthQuest.

11. UCC-1 Financing Statement by HealthQuest d/b/a Mom & Dad's Home Health Care Center in favor of GCIHCC.

         HealthQuest (Huron Nursing Home/Sunquest Village)

1. Tenant Purchase and Sale Agreement, dated as of April 29, 1994, by and between GCIHCC and HealthQuest.

2. Sublease, dated as of May 1, 1994, by and between GCIHCC and HealthQuest.

3. Transition Agreement, dated as of April 29, 1994, by and between GCIHCC and HealthQuest.

4. Security Agreement, made as of May 1, 1994, by and between GCIHCC and HealthQuest.

5. Assignment and Assumption of Contracts, dated as of May 1, 1994, by GCIHCC to HealthQuest.

6.       Bill of Sale, dated as of May 1, 1994, by GCIHCC.

7. Secured Promissory Note, dated as of May 1, 1994, by HealthQuest in favor of GCIHCC in the amount of $240,000.00.

8. Secured Promissory Note, dated as of May 1, 1994, by HealthQuest in favor of GCIHCC in the amount of $1,360,000.00.

9. Secured Promissory Note, dated as of May 1, 1994, by HealthQuest in favor of GCIHCC in the amount of $450,000.00.

10.      Guaranty of Joseph M. Higdon, dated as of May 1, 1994.

11. UCC-1 Financing Statement by HealthQuest d/b/a Sunquest Village of Huron and d/b/a Huron Nursing Home in favor of GCIHCC.

                                     -iii-